UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
Metalico, Inc.

(Name of Registrant as Specified In Its Charter)
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186 North Avenue East
Cranford, New Jersey 07016

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Metalico, Inc. The meeting will be held at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, at 9:30 a.m. local time, on Tuesday, June 23, 2009.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by the stockholders. At the Annual Meeting, I will also report on Metalico’s current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating, and returning the enclosed proxy card in the accompanying reply envelope even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

Carlos E. AgÜero
President and Chief Executive Officer

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 3 APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK IN EXCHANGE FOR CERTAIN DEBT OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2010
SOLICITATION OF PROXIES
COPIES OF ANNUAL REPORTS ON FORM 10-K

METALICO, INC.
186 North Avenue East
Cranford, New Jersey 07016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 23, 2009

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Metalico, Inc., a Delaware corporation (the “Company”), will be held on June 23, 2009, at 9:30 a.m. local time at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, for the following purposes:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected;

2. To ratify the appointment of J.H. Cohn LLP by our Audit Committee as the Company’s independent auditors for the fiscal year ending December 31, 2009;

3. To consider and act upon a proposal to approve, for purposes of Section 713 of the Company Guide of NYSE Amex, the issuance of shares of the Company’s common stock on terms and conditions described in this Proxy Statement to be delivered in exchange for debt of the Company; and

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on May 4, 2009, are entitled to vote at the Annual Meeting. It is important that your shares be represented and voted at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to submit your proxy by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the accompanying reply envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 23, 2009: This proxy statement, the accompanying form of proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Annual Report”) are available at www.proxyvote.com. For this year’s Annual Meeting, instead of mailing a printed copy of our proxy materials, including the Company’s Annual Report, to each stockholder of record, the Company has decided to use the Securities and Exchange Commission’s “Notice and Access” model for distribution of these materials and provide access to them in a fast and efficient manner via the Internet to beneficial owners of our stock. This not only reduces the amount of paper and ink necessary to produce these materials, but will also reduce the Company’s costs associated with mailing the proxy materials, including the Company’s Annual Report, to all stockholders. Accordingly, on May 14, 2009, we will begin mailing an “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders” (“Notice of Internet Availability”) to all beneficial owners, and will have posted our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, the proxy materials, including this Proxy Statement and the Annual Report, along with instructions on how to vote, are available online at www.proxyvote.com. Also, as indicated in the Notice of Internet Availability, if you wish to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed in the Notice of Internet Availability no later than June 9, 2009 to facilitate timely delivery. It is important to note that if you are a stockholder of record, we will be mailing you a printed copy of our proxy materials, including our annual report, and you will not be receiving a Notice of Internet Availability.

BY ORDER OF THE BOARD OF DIRECTORS

Arnold S. Graber
Executive Vice President, General Counsel and
Secretary

Cranford, New Jersey
May 14, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE INTERNET OR TELEPHONE VOTING PROCEDURES, IF AVAILABLE). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

METALICO, INC.
186 North Avenue East
Cranford, New Jersey 07016

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 23, 2009

PROXY STATEMENT

This Proxy Statement is furnished to holders of common stock, $.001 par value per share, of Metalico, Inc., a Delaware corporation (the “Company,” “we,” and “our”), in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Stockholders to be held at the Hilton Newark Airport Hotel, Newark, New Jersey, at 9:30 a.m. local time, on Tuesday, June 23, 2009, and at any postponement or adjournment thereof.

This Proxy Statement and the accompanying proxy form are first being mailed to our stockholders on or about May 14, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (i) the election of Directors, (ii) the ratification of our Audit Committee’s appointment of independent accountants, and (iii) the approval, for purposes of Section 713 of the Company Guide of NYSE Amex, of the issuance of shares of the Company’s common stock on terms and conditions described in this Proxy Statement to be delivered in exchange for debt of the Company (the “NYSE Amex Approval Proposal”). In addition, management will respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 4, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

If you received a one-page notice, you are a beneficial owner of our stock (defined below). For this year’s Annual Meeting, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each beneficial owner, we have decided to use the Securities and Exchange Commission’s “Notice and Access” model for distribution of these materials and provide access to them in a fast and efficient manner via the Internet to www.proxyvote.com. This not only reduces the amount of paper and ink necessary to produce these materials, but will also reduce our costs associated with mailing the proxy materials, including our Annual Report, to all stockholders. Accordingly, on May 14, 2009, we will begin mailing an “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders” (“Notice of Internet Availability”) to beneficial owners, and will have posted our proxy materials on the website referenced in the Notice of Internet Availability. It is important to note that, if you are a stockholder of record, we will be mailing you a printed copy of our proxy materials, including our Annual Report, and you will not be receiving a Notice of Internet Availability.

What voting rights will stockholders have?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. At this time we have no shares of preferred stock outstanding.

How many votes will be required for approval?

Votes may be cast in favor of the election of each Director nominee or withheld for any or all of the nominees. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for the election of each Director, the ratification of our Audit Committee’s appointment of J.H. Cohn LLP as our independent accountants and the NYSE Amex Approval Proposal. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a “no” vote on all matters. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage, of votes needed for approval of a matter and will have no effect on the outcome of the matters presented at the Annual Meeting.

How many shares of stock are outstanding and entitled to vote at the Annual Meeting?

As of the record date for the Annual Meeting, May 4, 2009, we had 37,848,901 shares of common stock outstanding and entitled to be voted. We have no other classes of stock issued or outstanding.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our stock entitled to vote will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum.

What are the Board’s recommendations?

Unless you give other instructions on your proxy form, the persons named as proxy holders on the proxy form will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the Directors named in this Proxy Statement as described in Proposal 1;

•	“FOR” ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm for 2009 as described in Proposal 2; and

•	“FOR” approval of the NYSE Amex Approval Proposal as described in Proposal 3.

How are votes counted?

In the election of Directors, you may vote “FOR” each nominee or your vote may be “WITHHELD” with respect to each nominee. For the ratification of J.H. Cohn LLP and approval of the NYSE Amex Approval Proposal, you may: (a) vote for the matter, (b) vote against the matter, or (c) abstain from voting on the matter. The results of votes cast by proxy are tabulated and certified by Broadridge. Then, votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an election inspector for the Annual Meeting. The election inspector will treat shares represented by proxies that reflect abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum — that is, a majority of the holders of the outstanding shares entitled to vote. Abstentions will have the same practical effect as a negative vote on each proposal. Broker non-votes, however, do not constitute a vote “for” or “against” any matter, and thus will be disregarded in the calculation of “votes cast.”

How do I vote?

You can vote any one of four ways:

(i) by completing, signing and dating the proxy card you received with this Proxy Statement and returning it in the envelope provided,

(ii) by telephone using the toll-free telephone number and instructions shown on your proxy or voting card you received with this Proxy Statement or by following the instructions on the website referred to in the Notice of Internet Availability previously mailed to you,

(iii) electronically via the Internet according to the instructions set forth on the proxy card you received with this Proxy Statement or by following the instructions on the website referred to in the Notice of Internet Availability previously mailed to you, or

(iv) by attending the Annual Meeting and voting in person if you are a stockholder of record.

If you are a beneficial owner of your shares, you may also use telephone or internet voting procedures if your broker provides them. If you hold shares BOTH as a beneficial owner and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

If you vote by telephone or via the Internet, please have your proxy and/or voting instruction card available. The control number appearing on your card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail. If you are a beneficial owner of your shares and you wish to vote in person, then you must bring to the Annual Meeting a copy of a brokerage statement reflecting your stock ownership as of May 4, 2009. Regardless of how you own your shares, you must also bring appropriate positive identification in order to vote at the Annual Meeting.

How will my proxy be voted?

If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, or validly voted via the Internet or through telephone procedures, it will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions, be voted “FOR” all proposals described in this Proxy Statement and, as to any other matters properly brought before the Annual Meeting or any postponement or adjournment thereof, in the sole discretion of the proxies in accordance with the directions indicated on the proxy form.

A stockholder who returns a proxy form may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, Attention: Secretary.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

Those terms refer to the following. You are a:

“Stockholder of record” if your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc. You are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the Annual Meeting. We have enclosed a proxy form for you to use.

“Beneficial owner” if your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee. You are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the Annual Meeting.

What are “broker non-votes”?

If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals. If that happens, the brokers or nominees may vote those shares only on matters deemed “routine” by NYSE Amex, such as the election of directors and the ratification of auditors. Nominees cannot vote on non-routine matters, such as the NYSE Amex Approval Proposal, unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, your signed proxy form gives authority to the proxies designated for the Annual Meeting to vote on those matters in their discretion.

Who pays for the cost of soliciting proxies?

This solicitation of proxies is made by the Company and the Company will bear the cost. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of common stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

Will I have dissenters’ rights of appraisal in connection with any of the matters to be voted at the meeting?

Holders of our common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

Can I view your proxy materials electronically and how can I receive copies of these documents?

As more fully described in the Notice of Internet Availability, this Proxy Statement, the accompanying form of Proxy Card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, along with instructions on how to vote, are available online at www.proxyvote.com. Also as indicated in the Notice of Internet Availability, if you wish to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed in the Notice of Internet Availability no later than June 9, 2009, to facilitate timely delivery before the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws state that the exact number of Directors will be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office. The authorized number of Directors of the Company is currently set at seven. Each Director will be elected to serve until his term has expired and until his successor has been duly elected and qualified. Our Fourth Amended and Restated Certificate of Incorporation and our Bylaws provide for a single class constituting the entire Board of Directors, to be elected at the Annual Meeting except in cases of vacancies between Annual Meetings. All of the Directors were previously elected to their present terms of office by stockholders of the Company. At the 2009 Annual Meeting of Stockholders, six Directors are to be re-elected for a term expiring at the next Annual Meeting or until election and qualification of their successors. One position on the Board is expected to remain vacant at this time and the Board has no current plans to fill this vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The accompanying proxy solicited by the Board of Directors will be voted for the election of the nominees named below for a term expiring at the 2009 Annual Meeting of Stockholders, unless the proxy form is marked to withhold authority to vote for such nominees. All nominees are at present members of the Company’s Board of Directors.

The nominees for election to the Board of Directors at the 2009 Annual Meeting of Stockholders are set forth below. If any of the nominees should become unavailable for election to the Board of Directors, the proxy holders or their substitutes will be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of Directors.

Carlos E. Agüero, age 56, founded Metalico in August 1997 and has served as its Chairman of the Board, President and Chief Executive Officer since that time. From 1990 to 1996, he held the positions of President, Chief Executive Officer and a director of Continental Waste Industries, which he founded in 1990 and helped guide through more than thirty acquisitions and mergers. Continental commenced trading on the NASDAQ National Market in 1993 and was acquired by Republic Industries in 1996. Mr. Agüero is also the chairman and a director of Beacon Energy Holdings Corp. (“Beacon”), a corporation organized to produce and market biodiesel within the larger biofuels sector and to invest in other biodiesel producers. We currently own 36.6% of the outstanding common stock of Beacon Energy Holdings, which trades on the OTC Bulletin Board.

Michael J. Drury, age 52, has been an Executive Vice President since our founding in August 1997 and a Director since September 1997. He served as our Secretary from March 2000 to July 2004. From 1990 to 1997, Mr. Drury was Senior Vice President, Chief Financial Officer and a director of Continental Waste Industries. He has a degree in accounting and is experienced in acquisition development, investor relations, operations and debt management.

Earl B. Cornette, age 83, has been a Director since September 1997. Since 1995, Mr. Cornette has been President of EBC Consulting, Inc., a consulting firm in the lead and environmental industries based in Palm Harbor, Florida. From 1990 to 1995, Mr. Cornette was Chairman of the board of directors of Schuylkill Holdings Corporation, a secondary lead smelter. From 1989 to 1997, Mr. Cornette was Chairman of the Association of Battery Recyclers, an organization composed of secondary lead smelting companies dedicated to sound recycling practices and good environmental controls. From 1995 to 1997, Mr. Cornette was also a consultant to ENTACT, Inc., a firm that specializes in environmental cleanups, especially lead related. He is a member of the Board’s Compensation Committee.

Bret R. Maxwell, age 50, has been a Director since September 1997. He has been the managing general partner of MK Capital LP, a venture capital firm specializing in investments in technology and outsourcing companies, since its formation in 2002. Beginning in 1982, Mr. Maxwell was employed by First Analysis Corporation, where he founded the venture capital practice in 1985 and was later co-chief executive officer. Mr. Maxwell was initially designated a Director by, collectively, five investment funds managed by Mr. Maxwell, First Analysis Corporation, and others that held a portion of the Company’s former preferred stock (since converted to common) pursuant to our now superseded Third Amended and Restated Certificate of Incorporation. He is the managing general partner of three of the funds and a general partner of the other two. Mr. Maxwell chairs the Board’s Compensation Committee and also serves on the Audit and Nominating Committees.

Walter H. Barandiaran, age 56, has been a Director since June 2001. He is a founder and a managing partner of The Argentum Group, a New York-based private equity firm founded in 1987 that serves as a general partner of several investment funds focusing in the healthcare services, information technology, industrial sector, and outsource businesses. Mr. Barandiaran also serves as the chairman of AFS Technologies, Inc., a provider of ERP software to the food industry, since 2003. Mr. Barandiaran was also the chief executive officer of HorizonLive, Inc., now known as Wimba, Inc. from 2002 until 2004. He additionally serves on the boards of directors of several privately held corporations in which The Argentum Group or its affiliates have invested. Mr. Barandiaran was initially designated as a Director by, collectively, two investment funds (Argentum Capital Partners, L.P., and Argentum Capital Partners II, L.P.) that held a portion of the Company’s former preferred stock (since converted to common) pursuant to our Third Amended and Restated Certificate of Incorporation. Mr. Barandiaran is a member of the Board’s Audit and Compensation Committees and chairs the Nominating Committee.

Paul A. Garrett, age 62, has been a Director since March 2005. From 1991 to 1998 he was the chief executive officer of FCR, Inc., an environmental services company involved in the recycling of paper, plastic, aluminum, glass and metals. Upon FCR’s merger in 1998 into KTI, Inc., a solid waste disposal and recycling concern that operated waste-to-energy facilities and manufacturing facilities utilizing recycled materials, he was appointed vice chairman and a member of KTI’s Executive Committee. He held those positions until KTI was acquired by Casella Waste Systems, Inc., in 1999. For a period of ten years before his entry into the recycling industry Mr. Garrett was an audit partner with the former Arthur Andersen & Co. He also serves as a director of Environmental Quality Management, Inc., an environmental remediation concern. He chairs the Board’s Audit Committee and serves on the Nominating Committee.

The Board of Directors has determined that each of the Directors other than Carlos E. Agüero and Michael J. Drury is “independent” under the applicable standards of the Securities and Exchange Commission and NYSE Amex.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of J.H. Cohn LLP (“J.H. Cohn”) was appointed to serve as our independent registered public accounting firm as of March 17, 2009. J.H. Cohn does not have and has not had any financial interest, direct or indirect, in the Company, and has not had any connection with the Company except in its professional capacity as our independent auditors. The Audit Committee has appointed J.H. Cohn as the independent auditor to audit the Company’s financial statements for the year 2009. A representative of J.H. Cohn will be invited to the Annual Meeting and will be provided with the opportunity to respond to appropriate questions. Although J.H. Cohn has indicated that no statement will be made, an opportunity for a statement will be provided.

On March 17, 2009, the Company (a) dismissed McGladrey & Pullen, LLP (“McGladrey”) as its independent registered public accounting firm, effective with the filing of its Annual Report on Form 10-K for the year ending December 31, 2008, and (b) appointed J.H. Cohn to serve as the Company’s independent registered public accounting firm. The decision to dismiss McGladrey and appoint J.H. Cohn was recommended and approved by the Audit Committee of the Company’s Board of Directors.

McGladrey’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of McGladrey on the effectiveness of internal control over financial reporting as of December 31, 2007 and 2008 did not report any material weaknesses.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2009 through March 16, 2009, there were no disagreements between the Company and McGladrey on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

During the Company’s two most recent fiscal years and subsequent period from January 1, 2009 through March 16, 2009, there were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period from January 1, 2009 through March 16, 2009, neither the Company nor anyone acting on behalf of the Company consulted J.H. Cohn regarding any matters or events set forth in Item 304(a)(2) of Regulation S-K.

The ratification by our stockholders of the appointment of J.H. Cohn is not required by law or by our Bylaws. Our Board of Directors and Audit Committee, consistent with the practice of many publicly held corporations, are nevertheless submitting this appointment for ratification by the stockholders. The affirmative vote of a majority of the votes cast is required for ratification. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of J.H. Cohn. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The aggregate fees, including billed and estimated unbilled amounts applicable to the Company and its subsidiaries for the years ended December 31, 2008 and 2007, of the Company’s principal accounting firm at that time, McGladrey & Pullen LLP and its affiliate RSM McGladrey, Inc., were:

	2008	2007

Audit Fees	$1,016,489	$753,655
Audit Related Fees	31,375	26,850
Tax Fees	181,525	173,060
All Other	—	7,810

Audit Fees and Tax Fees comparability is generally affected by the SEC filings made or contemplated and the volume and materiality of the Company’s business acquisitions.

Audit Fees.  Consists of fees for professional services rendered for the audit of our financial statements, the audit of internal control over financial reporting, assistance or review of SEC filings, proposed SEC filings and other statutory and regulatory filings, preparation of comfort letters and consents and review of the interim financial statements included in quarterly reports.

Audit-Related Fees.  Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees”, primarily related to consultations on financial accounting and reporting standards.

Tax Fees.  Consists of fees for professional services rendered related to tax compliance, tax advice or tax planning.

All Other Fees.  Consists of fees for all other professional services, not covered by the categories noted above.

Pursuant to the Company’s Audit Committee policies, all audit and permissible non-audit services provided by the independent auditors and their affiliates must be pre-approved. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service. The independent auditor and management are required to periodically report to the Audit Committee of the Company regarding the extent of services provided by the independent auditor in accordance with this policy.

In considering the nature of the services provided by the independent registered public accountant, the Audit Committee of the Company determined that such services are compatible with the provision of independent audit services. The Audit Committee of the Company discussed these services with the independent registered public accountant and Company management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as rules of the American Institute of Certified Public Accountants.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF J.H. COHN, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY IN 2009.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK IN
EXCHANGE FOR CERTAIN DEBT OF THE COMPANY

Background

Convertible Notes.  On May 1, 2008, the Company completed a private placement of the Company’s Senior Unsecured Convertible Notes in the aggregate principal amount of $100 million (the “Notes”) pursuant to the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of April 23, 2008, as amended, among the Company and the purchasers named therein (the “Noteholders”). The Notes are convertible into shares of common stock, par value $0.001 (the “Note Shares”), of the Company at an initial conversion price of $14.00 per share. The Notes bear interest at 7% per annum, payable in cash, and mature in April 2028. In addition, the Notes contain (i) an optional repurchase right exercisable by the Noteholders on the sixth, eighth and twelfth anniversary of the date of issuance of the Notes, whereby each Noteholder has the right to require the Company to redeem the Notes under certain circumstances, and (ii) an optional redemption right exercisable by the Company beginning on the third anniversary of the date of issuance of the Notes and ending on the day immediately prior to the sixth anniversary of the date of issuance of the Notes, whereby the Company has the option but not the obligation to redeem the Notes at a redemption price equal to 150% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon, limited to 30% of the aggregate principal amount of the Notes as of the issuance date, and from and after the sixth anniversary of the date of issuance of the Notes, the Company has the option to redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon. The Notes also contain (i) certain repurchase requirements upon a change of control, (ii) make whole provisions upon a change of control, (iii) “weighted average” anti-dilution protection, subject to certain exceptions, (iv) an interest make whole provision in the event that the Noteholders are forced to convert their Notes between the third and sixth anniversary of the date of issuance of the Notes whereby the Noteholders would receive the present value (using a 3.5% discount rate) of the interest they would have earned if their Notes so converted had been outstanding from such forced conversion date through the sixth anniversary of the date of issuance of the Notes, and (v) a debt incurrence covenant which limits the ability of the Company to incur additional debt, under certain circumstances.

Exchange Agreements.  On April 24, 2009, pursuant to the terms of five Exchange Agreements, each dated as of April 23, 2009 (the “Exchange Agreements”) between the Company and each of the participating investors party to the respective Exchange Agreements, the Company exchanged an aggregate of 1,245,354 shares of our common stock (collectively the “First Exchanges”), subject to adjustment as set forth below, for $5 million aggregate principal amount of the Company’s 7.0% senior unsecured convertible notes due April 30, 2028 (the “Convertible Notes”) with a potential second exchange with each investor for an additional $5 million aggregate principal amount of Convertible Notes (collectively the “Second Exchanges” and, with the First Exchanges, the “Current Exchanges”) as described below. Under the terms of the Exchange Agreements, the number of shares that the Company initially issued in the First Exchange had a value equal to 58% of the face amount of Convertible Notes (that is, a discount on the principal amount of 42%) based on a per share price of $2.32866. The price per share was calculated based on the simple average of the volume average weighted price (the “VWAP”) of the Company’s common stock for the ten (10) trading days prior to the closing date under the Exchange Agreements (the “First

Closing Date”). Both participating and non-participating investors waived any anti-dilution and participation rights under the Convertible Notes with respect to shares of common stock issued in connection with the Current Exchanges.

In connection with the First Exchanges, the Company and the participating investors agreed to a true-up of the shares based on the Company’s stock price during the twenty-five (25) day trading period (a “Trading Period”) following the Closing Date. The Trading Period was divided into two consecutive smaller periods of ten (10) and fifteen (15) trading days (each, a “Pricing Period”). Within one (1) business day following the end of each Pricing Period (a “Delivery Date”), the Company agreed to deliver to the investors that number of additional shares of common stock such that the aggregate number of shares delivered on such Delivery Date, the preceding Delivery Dates (if any) during that Trading Period, and the First Closing Date is no less than (i) 58% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP for the number of trading days of such Pricing Period. If, after giving effect to the shares delivered on the final Delivery Date for the Trading Period for the First Exchanges, the aggregate number of shares of common stock delivered by the Company to the investors pursuant to the Exchange Agreements were to exceed (i) 60% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP of the Company’s common stock for such Trading Period, then the investors agreed to surrender to the Company, within three (3) trading days after such final Delivery Date, that principal amount of Convertible Notes such that the aggregate number of shares delivered by the Company to the participating investors pursuant to the First Exchanges would equal (i) 60% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP of the Company’s common stock for such twenty-five (25) trading day period.

Under the terms of the Exchange Agreements, the Company and the participating investors further agreed that, if the VWAP of the Company’s common stock is at least $1.50 per share for both (i) the fifth trading day after the last day of the first Trading Period (the “Measurement Date”) and (ii) the ten (10) trading days ending on the Measurement Date, then the Company and the participating investors would automatically exchange additional shares of common stock for another $5 million aggregate principal amount of the Convertible Notes in the Second Exchanges, subject to the same true-up adjustment (over consecutive Pricing Periods of ten and fifteen days) as applied to the First Exchanges for a second Trading Period scheduled to begin on the first trading day after the Measurement Date. The number of shares that the Company would issue in the Second Exchange will have a value equal to 58% of the face amount of Convertible Notes (that is, a discount on the principal amount of 42%) based on a per share price equal to the simple average of the VWAP of the Company’s common stock for the ten (10) trading days ending on the Measurement Date.

Each participating investor has also agreed that it will not, on any trading day until the end of trading contemplated under the Exchange Agreements, sell shares of the Company’s common stock that constitute more than 15% of the daily trading volume of the common stock on such trading day.

Notwithstanding the foregoing, for purposes of complying with the rules and regulations of the NYSE Amex, the aggregate number of shares delivered to investors under the terms of the Exchange Agreements for the Current Exchanges may not equal or exceed 20% of the Company’s issued and outstanding shares of common stock on the date of the execution of the Exchange Agreements, or 7,320,709 shares. However, the Company has agreed to seek stockholder approval to exceed the 20 percent limitation.

The Company received no cash proceeds as a result of the exchanges to date and will not receive cash proceeds for any future such exchanges. Convertible Notes delivered in exchange for our common stock have been retired and cancelled. The Company may desire to engage in additional exchanges in respect of its outstanding indebtedness if and as favorable opportunities arise but has no commitment to do so. As a result, and for the reasons set forth below, the Company is also seeking approval from its stockholders under this proposal to issue shares of its common stock within the parameters set forth below, in addition to the shares issuable by the Company in connection with the Exchange Agreements, in the event that the Company desires to take advantage of opportunities to reduce its debt.

The above description of the terms of the Exchange Agreements is a summary and is qualified in its entirety by the terms contained in the form of the Exchange Agreement, which is being filed as Appendix A to this Proxy Statement.

Reason for Seeking Stockholder Approval

In the context of the global economic downturn that began in the second half of 2008 and after the issuance of the Convertible Notes, the Company considers reduction of expenses, including debt and interest on debt, a major corporate priority. The Current Exchanges provide an opportunity to reduce a meaningful quantity of long-term debt at a significant discount (that is, exchanging at a rate of 58% of face amount) while eliminating interest expense on the full exchanged principal amount and other potential obligations and expenses that would be triggered by the exercise of repurchase, redemption, “make-whole” or anti-dilution rights in future years. Both the Company and the Noteholders have indicated an interest in consummating additional exchanges of Convertible Notes for common stock if conditions warrant. Subject to circumstances at the time of any such exchange, including general economic conditions and any other pertinent obligations of the Company, we believe that continued reductions of debt by such exchanges, including the exchanges made pursuant to the Exchange Agreements, are in the best interests of the Company and its stockholders.

As a NYSE Amex-listed company, the Company is subject to Section 713 of the NYSE Amex Company Guide (the “Company Guide”) which requires stockholder approval for the issuance of additional shares of the Company’s common stock under certain circumstances. Section 713 of the Company Guide provides that an issuer is required to seek stockholder approval when “additional shares will be issued in connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book value or market value which . . . equals 20% or more of presently outstanding shares of common stock” (the “20% Rule”).

NYSE Amex does not contend that we are in violation of any NYSE Amex rules, including the 20% Rule, and has approved the listing of the shares underlying the Current Exchanges based upon the restriction set forth in the Exchange Agreements. However, if the per-share price of our stock declines sufficiently during the Trading Periods described above, it is possible that in connection with the true-ups described above, we could reach the limit imposed by the 20% Rule (and the blocker contained in the Exchange Agreements) before we have delivered enough shares to the participating investors to true up the stock issuance to the negotiated discount rate equal to 58% of the debt to be retired, which could adversely affect our ability to negotiate future exchanges with such investors. In addition, since it is possible that NYSE Amex could integrate future exchanges with the exchanges consummated pursuant to the Exchange Agreements, we will need to obtain stockholder approval before we could issue additional shares of our common stock in connection with future exchanges of our debt for equity. If we are unable to obtain stockholder approval for the issuance of shares of our common stock in connection with future exchanges at this Annual Meeting, we will have to hold additional meetings in the future in order to consummate such exchanges. Holding such additional meetings of our stockholders would result in increased costs to us and, as a result of the instability of the current markets, any delay in our ability to consummate such deals could jeopardize the closing of such transactions.

The terms of the Exchange Agreements also require the Company to submit the provisions of the Current Exchanges to our stockholders for their approval and to use its best efforts to obtain such approval. In the event the Company fails to obtain such approval, we will be required to call up to two subsequent quarterly meetings of our stockholders in order to obtain such approval, which would also result in increased cost to the Company.

A copy of the form of the Exchange Agreement is attached to this Proxy Statement as Appendix A and the descriptions above are qualified in their entirety by reference to the corresponding provisions in the form of Exchange Agreement.

It is important to note that the limit imposed under the 20% Rule would only apply if the price of our stock were to decrease significantly from its current trading levels during the Trading Periods described above. In the absence of such a decline, the Company believes that it would have sufficient capacity to issue “true-up” stock, if needed, without reaching the 20% limitation. Under the terms of the Current Exchanges, the Company also benefits from a true-up of additional debt retirement should the price of our stock rise over a Trading Period.

The Company is seeking stockholder approval to be able to issue shares of its common stock in excess of the 20% Rule to allow for the realization of the negotiated terms and benefits of the Current Exchanges as well as to permit future exchanges with noteholders and, potentially, other holders of our debt on substantially the same terms. If you vote “FOR” this proposal (the “NYSE Amex Approval Proposal”), you are voting “FOR” both (a) the issuance of the shares of the Company’s common stock under the Current Exchanges and (b) approval of future issuances by the Company in connection with the exchange of its debt for equity; provided, that (i) the price per share of common stock calculated in connection with such future exchanges shall not be less than $1.50, (ii) the discount on the debt to be exchanged in such future exchanges will not be less than 40% and (iii) the maximum number of shares of common stock that the Company can issue in connection with all such exchanges, including the Current Exchanges and any future exchanges, shall not be more than 13,250,000 shares in the aggregate (or approximately 35% of the Company’s outstanding common stock as of the date of the Current Exchanges).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NYSE AMEX APPROVAL PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s common stock as of May 4, 2009 for (i) each person known by us to beneficially own more than 5% of the Company’s common stock, (ii) each of our Directors and each of our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation,” and (iii) all of our Directors and named executive officers as a group. The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership is based on 37,848,901 shares of common stock outstanding as of May 4, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes any shares over which a person possesses sole or shared voting or investment power. Except as otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants and options held by that person that are exercisable as of the date of this table, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of calculating percentage ownership of any other person. Unless otherwise stated, the address of each person in the table is c/o Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016. Beneficial ownership representing less than 1% of the outstanding shares of common stock is denoted with an “*.”

			Percent of
	Number of		Outstanding
Name and Address of Beneficial Owner	Shares(1)		Common Stock(2)

5% Shareholders
Infrastructure & Environmental Private Equity Fund III, LP
The Productivity Fund III, L.P.
Apex Investment Fund III, LP Environmental & Information Technology Private Equity Fund III
Apex Strategic Partners, LLC
c/o First Analysis Corporation(3)	1,904,708		5.0%
One South Wacker Drive, Suite 3900 Chicago, Illinois 60606
Directors and Executive Officers
Carlos E. Agüero,	6,548,569	(4)	17.2%
Director and Chairman, President and Chief Executive Officer
Michael J. Drury,	337,639	(5)	*
Director and Executive Vice President
Earl B. Cornette,	50,000		*
Director
Bret R. Maxwell,	2,047,580	(6)	5.4%
Director
c/o MK Capital 1033 Skokie Boulevard, Suite 430 Northbrook, Illinois 60062

			Percent of
	Number of		Outstanding
Name and Address of Beneficial Owner	Shares(1)		Common Stock(2)

Walter H. Barandiaran,	1,522,097	(7)	4.0%
Director
c/o The Argentum Group 60 Madison Avenue, 7th Floor New York, New York 10010
Paul A. Garrett,	43,291	(8)	*
Director
Arnold S. Graber,	130,597	(9)	*
Executive Vice President, General Counsel and Secretary
Eric W. Finlayson,	157,519	(10)	*
Senior Vice President and Chief Financial Officer
Executive Officers and Directors as a group (8 persons)	10,837,293		28.2%

(1)	Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power.

(2)	Assumes all warrants and vested options are exercised with respect to such holder.

(3)	First Analysis Corporation (“FAC”) is a common ultimate controlling party of the five named funds, which hold the Company’s stock directly as follows: Infrastructure & Environmental Private Equity Fund III, LP (1,102,537 shares), The Productivity Fund III, L.P. (263,333 shares), Apex Investment Fund III, LP (246,849 shares), Environmental & Information Technology Private Equity Fund III (275,517 shares), and Apex Strategic Partners, LLC (16,472 shares).

(4)	Includes 17,500 shares of unvested restricted stock and 194,694 shares issuable upon the exercise of options.

(5)	Includes 8,750 shares of unvested restricted stock, 127,639 shares issuable upon the exercise of options and 90,000 warrants.

(6)	Includes (i) shares held by venture capital funds with which Mr. Maxwell is common ultimate controlling party and described in footnote 3 above and (ii) 142,872 common shares held by the Bret R. Maxwell Revocable Trust.

(7)	Shares are held by venture capital funds with which Mr. Barandiaran is affiliated through his position as a managing partner of The Argentum Group. The Argentum Group is a common ultimate controlling party of the two funds, which hold the Company’s stock directly as follows: Argentum Capital Partners II, L.P. (1,319,701 shares) and Argentum Capital Partners, L.P. (202,396 shares).

(8)	Includes 2,917 shares of unvested restricted stock and 23,125 shares issuable upon the exercise of options.

(9)	Includes 4,083 shares of unvested restricted stock and 78,347 shares issuable upon the exercise of options.

(10)	Includes 3,208 shares of unvested restricted stock and 68,819 shares issuable upon the exercise of options.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Meetings

The Board of Directors held four meetings in 2008. The independent (non-management) Directors adjourned to an executive session without management (including employee Directors) present during one of those meetings. No incumbent Director attended fewer than 75% of the aggregate of the total number of board and committee meetings held during a period of 2008 in which he was a Director or committee member. All Directors are expected to attend the Company’s annual meetings with stockholders. All Directors attended the 2008 annual meeting with the exception of Carlos E. Agüero, who was prevented from participating for health reasons.

Board Committees

The Board of Directors has established a standing Audit Committee, a standing Compensation Committee, and a standing Nominating Committee pursuant to written charters approved by the Board. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities. The following descriptions indicate committee memberships as of May 4, 2009.

Audit Committee

Members:

•	Paul A. Garrett (Committee Chair and Audit Committee financial expert)

•	Bret R. Maxwell

•	Walter H. Barandiaran

Each member of the Audit Committee is “independent” as defined in the listing standards of NYSE Amex and under the SEC’s Rule 10A-3. The Board has determined that Mr. Garrett satisfies the requirements for an “audit committee financial expert” under the rules and regulations of the SEC.

Functions:

•	Selects the Company’s independent auditor.

•	Reviews the independence of the Company’s independent auditor.

•	Approves the nature and scope of services provided by our independent auditor.

•	Reviews the range of fees and approves the audit fee payable to our independent auditor.

•	Confers with our independent auditor and reviews annual audit results and annual and quarterly financial statements with the independent auditor and the Company’s management.

•	Oversees the Company’s evaluation of the effectiveness of internal controls over our financial reporting.

•	Oversees our internal audit function.

•	Meets with the independent auditor without Company management present; reviews with the independent auditor any audit questions, problems or difficulties and management’s responses to these issues.

•	Meets with the Company’s management to review any matters the Audit Committee believes should be discussed.

•	Reviews with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements.

•	Oversees procedures for and receipt, retention, and treatment of complaints on accounting, internal accounting controls, or auditing matters.

•	Advises and provides assistance to the Board of Directors with respect to corporate disclosure and reporting practices.

J.H. Cohn LLP currently serves as the Company’s independent auditor. A copy of the Company’s Audit Committee Charter is available on the Company’s website, www.metalico.com. The Audit Committee held seven meetings in 2008.

The Audit Committee’s Charter establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by the Company’s independent auditors. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has pre-approved all of the non-audit services provided by the Company’s independent auditors to date.

Compensation Committee

Members:

•	Bret R. Maxwell (Committee Chair)

•	Earl B. Cornette

•	Walter H. Barandiaran

Each member of the Compensation Committee is “independent” as defined in the listing standards of NYSE Amex and under the SEC’s Rule 10A-3.

Functions:

•	Conducts a general review of the Company’s compensation and benefit plans to ensure that they meet corporate objectives.

•	Determines the Company’s chief executive officer’s compensation, subject to the approval of the full Board.

•	Reviews the Company’s chief executive officer’s recommendations on compensating the Company’s officers and adopting and changing major compensation policies and practices and determines levels of compensation.

•	Administers the Company’s employee benefit plans.

•	Reviews the nature and amount of Director compensation.

•	Administers the Company’s long-term compensation plan and executive bonus plan.

•	Reports its recommendations to the Company’s Board for approval and authorization.

A copy of the Company’s Compensation Committee Charter is available on our website, www.metalico.com. The Compensation Committee held two meetings in 2008.

Nominating Committee

Members:

•	Walter H. Barandiaran (Committee Chair)

•	Bret R. Maxwell

•	Paul A. Garrett

Each member of the Nominating Committee is “independent” as defined in the listing standards of NYSE Amex and under the SEC’s Rule 10A-3.

Functions:

•	Identifies and evaluates qualified Director candidates.

•	Recommends appropriate candidates for election to the Board.

•	Monitors Director compensation.

•	Periodically reviews Director orientation and education and the structure and composition of the Board’s committees.

A copy of the Company’s Nominating Committee Charter, adopted by the Board of Directors on August 1, 2008, is available on the Company’s website, www.metalico.com. The Nominating Committee held one meeting in 2008.

In obtaining the names of possible new nominees, the Committee may make its own inquiries and will consider suggestions from individual Directors, stockholders and other sources, including independent search or other consultants retained by the Board. All potential nominees must first be considered and approved by the Committee before having their names formally presented to the full Board. Nominations from stockholders should be submitted to the Board in writing addressed to Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, Attention: Secretary, and should include the following:

(a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the factors used by the Board in evaluating possible candidates, as described in the Statement of Nominating Principles and Procedures;

(b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock beneficially owned by such stockholders(s);

(c) a statement detailing any relationship between the proposed nominee and the Company or any customer, supplier or competitor of the Company;

(d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and

(e) the proposed nominee’s written consent to being named in a proxy statement as a nominee and to serving on the Board of Directors if elected.

Nominees recommended by stockholders in accordance with these procedures will receive the same consideration given to nominees of the Nominating Committee, management, the Board of Directors, third-party consultants, and any other sources. The Committee has not at this time retained any third-party consultant or paid any commission or fee in connection with the identification or nomination of candidates for the Board.

The Board will in each case evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent Directors, and considering the general qualifications of the potential nominees, such as:

•	Unquestionable integrity and honesty,

•	The ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole,

•	Recognized leadership in business or professional activity,

•	A background and experience which will complement the talents of the other Board members,

•	Willingness and capability to take the time to actively participate in Board and committee meetings and related activities,

•	Ability to work professionally and effectively with other Board members and the Company’s management,

•	An age to enable the Director to remain on the Board long enough to make an effective contribution, and

•	Lack of realistic possibilities of conflict of interest or legal prohibition;

and ensure that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

Code of Ethics

The Company has adopted a code of business conduct and ethics applicable to its directors, officers (including its principal executive officer, principal financial officer, principal accounting officer, and controller) and employees, known as the Code of Business Conduct and Ethics. The Code is available on the Company’s website at www.metalico.com. In the event that the Company amends or waives any of the provisions of the Code applicable to its principal executive officer, principal financial officer, principal accounting officer, or controller, the Company intends to disclose the same on its website.

Stockholder Communication with Board Members

Stockholders who wish to communicate with Board members may contact the Company by telephone, facsimile or regular mail at our principal executive office. Written communications specifically marked as a communication for our Board of Directors, or a particular Director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular Director to which they are addressed, or presented to the full Board or the particular Director at the next regularly scheduled Board meeting. In addition, communications sent to us via telephone or facsimile for our Board of Directors or a particular Director will be forwarded to our Board or the Director by an appropriate officer.

Executive Officers

In addition to our President, Carlos E. Agüero, and our Executive Vice President, Michael J. Drury, who are Directors and whose backgrounds are described above under the caption “Proposal No. 1,” the following individuals serve as executive officers of the Company:

Arnold S. Graber, age 55, has been Executive Vice President and General Counsel of the Company since May 3, 2004 and our Secretary since July 1, 2004. From 2002 until April 2004 he practiced law with the firm of Otterbourg, Steindler, Houston & Rosen, P.C. in New York, New York, where he focused on transactional matters and corporate finance. From 1998 to 2001 he served as general counsel of a privately held paging carrier and telecommunications retailer. From 1988 to 1998, Mr. Graber was a member of the Law Department of The First National Bank of Chicago. Prior to that time he was in private practice. He is a member of the bars of the States of Illinois, New Jersey, and New York.

Eric W. Finlayson, age 50, has been our Senior Vice President and Chief Financial Officer since the Company’s founding in August 1997. Mr. Finlayson is a Certified Public Accountant with more than twenty-five years of experience in accounting. He has extensive background in SEC reporting and compliance. From 1993 through 1997, Mr. Finlayson was Corporate Controller of Continental Waste Industries.

Certain Relationships and Related Party Transactions

In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater shareholders. Under the terms of our Code of Business Conduct and Ethics, each director and officer is prohibited from engaging in any activity or having a personal interest that presents a conflict with the interests of the Company and from using corporate property for personal gain. Related party transactions are fully disclosed to disinterested directors who have the option of approving or rejecting any such proposed transaction on behalf of the Company.

All of the transactions set forth below were approved by the unanimous vote of our Board of Directors with interested directors abstaining. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. Related party transactions are reviewed by our Audit Committee, which determines whether to recommend them to our Board of Directors. The Board is responsible for approving related party transactions, as defined in applicable rules by the Securities and Exchange Commission.

•	Walter H. Barandiaran, a director of the Company, is a managing partner of The Argentum Group. The Argentum Group, the ultimate controlling party of Argentum Capital Partners II, L.P. and Argentum Capital Partners, L.P. which hold certain interests in the Company, also controls partnership interests in two other investment funds that hold a portion of the Company’s stock, Infrastructure & Environmental Private Equity Fund III, LP, and Environmental & Information Technology Private Equity Fund III.

•	The Company owns 36.6% of the outstanding stock of Beacon Energy Holdings Corp., a corporation that trades on the OTC Bulletin Board, pursuant to investments approved by our Board of Directors on

November 3, 2006 and August 10, 2007. In addition, Mr. Agüero holds approximately 9.7% of the stock of Beacon and serves as the chairman of its board of directors. The Argentum Group holds approximately 6.7% of the stock of Beacon through the same funds that hold the Company’s stock. Mr. Drury holds less than 1% of the stock of Beacon. The Beacon investment was reviewed and recommended to the Board by a standing committee of independent directors having no direct or indirect interests in Beacon. The interests of Mr. Agüero and Mr. Drury were fully disclosed to the committee prior to its review of the investments and to the Board prior to its approval of the investments, and both abstained from the Board’s votes on the matter. The Argentum Group acquired its interests in Beacon in 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that the Company’s directors, executive officers, and 10% stockholders file reports of ownership and changes in ownership with the SEC and NYSE Amex. Directors, officers, and 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

Based solely on its review of the copies of such reports and written representations from certain reporting persons, we believe that all of our directors, officers, and 10% stockholders complied with all filing requirements applicable to them during the 2008 fiscal year with the exception of Director Earl B. Cornette, who inadvertently failed to report timely a sale of stock by a member of his household in May of 2008. Mr. Cornette subsequently reported the transaction.

AUDIT COMMITTEE REPORT

To: The Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website, www.metalico.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants. In fulfilling its oversight responsibilities to date, in and with respect to 2008 the Audit Committee:

•	reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with McGladrey & Pullen, LLP, then the Company’s independent auditors, who were responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by Standard No. 1 of the Independence Standards Board (Independence Discussions with Audit Committees), as amended, provided to the Audit Committee by McGladrey & Pullen, LLP;

•	discussed with McGladrey & Pullen, LLP its independence from management and the Company and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

•	discussed with McGladrey & Pullen, LLP the overall scope and plan for its audit. The Audit Committee met with McGladrey & Pullen, LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

•	based on the foregoing reviews and discussions, recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Paul A. Garrett, Chairman
Bret R. Maxwell
Walter H. Barandiaran

The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s primary philosophy for compensation is to offer a program that rewards each of the members of senior management commensurately with the Company’s overall growth and performance, including each person’s individual performance during the previous fiscal year. The Company’s compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

Overview of Cash and Equity Compensation

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides our executive officers a minimum base salary. Incentive bonus compensation is generally linked to the achievement of short-term financial and business goals, and is intended to reward our executive officers for our overall performance, as well as their individual performance in reaching annual goals that are agreed to in advance by management and the Compensation Committee. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in the Company’s stock. This encourages our executive officers to remain with us, to act in ways intended to maximize stockholder value, and to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our historical practices with the individual and our view of individual performance and other information we deem relevant. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. During 2008, we did not review wealth and retirement accumulation as a result of employment with us in connection with the review of compensation packages.

We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on examinations of our executives’ then-current levels of compensation and informal samplings of executive compensation paid by companies similarly situated to ours, meaning companies of similar size and revenues. Historically our Compensation Committee has informed its considerations with comparisons to other business ventures in which its members hold positions or manage investments, competitive market practices, and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

Our Compensation Committee realizes that “benchmarking” our compensation against the compensation earned at comparable companies may not always be appropriate. Most of our competitors are not publicly traded and do not have our history of acquisition and financing transactions, so comparisons of personnel and executive compensation to those companies can be difficult or unsuitable. The Compensation Committee has not undertaken any formal or systematic benchmarking against other companies or commissioned any research into compensation practices of competitors. Rather, the members of the Compensation Committee, in consultation with our Chief Executive Officer, have relied on their own experience and judgment to determine bases, increases, and bonuses for executives. We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. Our Compensation Committee believes that our executive compensation would be below the midpoint for an applicable benchmarking range for similarly situated public companies.

Elements of Compensation

The principal elements of our compensation package are base salary, annual cash incentive bonus, long-term incentive plan awards, and perquisites and other compensation. We also provide severance benefits under the terms of our employment agreements with the named executive officers. The details of each of these components are described below.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salary is generally fixed and does not vary based on our financial and other performance. Base salaries for 2008 for each of our named executive officers were set under the terms of their respective three-year employment agreements approved by the Board of Directors on March 20, 2007. Under the terms of their current employment agreements, annual increases for the named executive officers are to be determined by reference to the Consumer Price Index and to be fixed in October of the preceding year. However, each of our named executive officers waived his respective right to a contractual salary increase for 2008 and, effective February 15, 2009, agreed to a 10% salary reduction for an indefinite period through at least June 30, 2009, in recognition of the impact of the current global recession on the Company’s performance and resources.

When establishing base salaries, the Compensation Committee and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment or in prior years with the Company as appropriate, and the number and availability of well qualified candidates to assume the individual’s role. Base salary ranges are reviewed and re-established by our Compensation Committee no less often than upon the expiration of each named executive officer’s employment agreement.

Annual Cash Incentive Bonus

Annual cash incentive bonuses are intended to compensate for the achievement of both our annual Company-wide goals and individual annual performance objectives. All of our employees are eligible for annual cash incentive bonuses. We provide this opportunity to attract and retain an appropriate caliber of talent and to motivate executives and other employees to achieve our business goals.

The Compensation Committee oversees the administration of an Executive Bonus Plan for the benefit of the named executive officers. Under the terms of the Executive Bonus Plan, through the course of each year the Compensation Committee considers and identifies corporate and individual goals in consultation with management. Named executive officers are to be allocated responsibility for various goals, which may overlap among executive officers. Individual objectives are necessarily tied to the particular area of expertise or responsibility of the employee and such employee’s performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. At the end of each year the Compensation Committee reviews the levels of achievement and performance. The Compensation Committee approves the annual cash incentive award for the Chief Executive Officer and each other named executive officer. The Compensation Committee’s determination, other than with respect to the Chief Executive Officer, is generally based upon the Chief Executive Officer’s recommendations. Exact amounts are confirmed in the discretion of the Committee and recommended to the full Board of Directors for ratification. Employee directors abstain from the Board’s deliberations and votes on their own compensation.

We do not have a formal policy on the effect on bonuses of a subsequent restatement or other adjustment to our financial statements, other than the penalties provided by law.

Long-Term Incentive Plan Awards

We have adopted our 1997 Long-Term Incentive Plan (the “1997 Plan”) and 2006 Long-Term Incentive Plan (the “2006 Plan”) for the purpose of providing additional performance and retention incentives to executive officers and other employees by facilitating their purchase of a proprietary interest in our common stock. The two plans provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders and to give those employees a continuing stake in the Company’s long-term success. The Compensation Committee also believes that the use of stock-based awards offers the best approach to achieving our compensation goals. The 1997 Plan has expired except insofar as it governs awards already granted and still outstanding under it. Upon the effectiveness of the 2006 Plan, our Board of Directors ceased issuing awards under the 1997 Plan. Both plans provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, deferred stock awards and other equity-based rights. In most cases awards under the plans have been in the form of stock options.

The Compensation Committee administers both plans and determines the types and amounts of awards to be granted to eligible employees. Grants to executive officers are based upon the principles underlying our Executive Bonus Plan described above. All grants are subject to the ratification of the Board of Directors. Employee directors abstain from the Board’s deliberations and votes on their own compensation. The plans permit awards to be made at any time in the Committee’s discretion. Subject to anti-dilution adjustments for changes in our common stock or corporate structure, a number of shares of common stock equal to the number of options granted under the 1997 Plan have been reserved for issuance under that Plan and 3,784,890 shares of common stock have been reserved for issuance under the 2006 Plan. As of May 10, 2009, options for 342,667 shares of our common stock were granted under the 1997 Plan and remain outstanding (that is, unexercised). As of May 10, 2009, options for 1,312,806 shares of our common stock and 168,500 shares of restricted stock have been granted under the 2006 Plan. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the plans. The value of stock options is dependent upon our future stock price.

Stock option grants may be made at the commencement of employment for certain managerial-level employees as inducements to accept employment. In accordance with Company policy they are generally made once a year thereafter by the Compensation Committee as a component of bonus compensation. Bonus stock options are granted based upon several factors, including seniority, job duties and responsibilities, job performance, and our overall performance. The Compensation Committee considers the recommendations of the Chief Executive Officer with respect to awards for employees other than the Chief Executive Officer. Unless otherwise determined by the Compensation Committee at the time of grant, all outstanding awards under the 1997 Plan will become fully vested upon a change in control. Our 2006 Long-Term Incentive Plan provides that in the event of a “change in control,” all unvested options immediately vest and remain exercisable and vested for the balance of their stated term without regard to any termination of employment or service other than a termination for cause and any restriction or deferral on an award immediately lapses. The Compensation Committee determines the terms of all options. In general, stock options vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant at an exercise price equal to the fair market value of our common stock on the date the grant is approved by our Board. The Compensation Committee believes that the three-year vesting schedule will provide ongoing incentives for executives and other key employees to remain in our service. All outstanding awards will become fully vested upon a change in control. Upon termination of a participant’s service with the Company, he or she may exercise his or her vested options for the period of 90 days from the termination of employment, provided, that if termination is due to death or disability, the option will remain exercisable for twelve months after such termination. However, an option may never be exercised later than the expiration of its term.

Perquisites and Other Compensation

Under the terms of their respective employment agreements, we provide each named executive officer with a leased car or automotive allowance together with car insurance and life insurance. We also provide general health and welfare benefits, including medical and dental coverage. We offer participation in our defined contribution 401(k) plan. In 2008, we contributed matching funds of up to 4% of eligible compensation for every employee enrolled in the 401(k) plan, including named executive officers. As of January 1, 2009, we reduced this contribution to 2%, and as of March 15, 2009, we suspended the contribution. We furnish these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For additional information concerning Perquisites and Other Compensation see “Employment Agreements” below.

Severance Benefits

Our named executive officers and certain other executives with employment agreements are covered by arrangements that specify payments in the event the executive’s employment is terminated. Under these employment agreements, in the event that we terminate such executive’s employment without cause (as defined in the applicable employment agreement), we will be required to pay the executive an amount equal to his base salary for twelve months as well as COBRA (health insurance premiums) for the same period. Our primary reason for including severance benefits in compensation packages is to attract and retain the best possible executive talent. For a further description of these severance benefits, see “Employment Agreements” below.

Change in Control Benefits

Our named executive officers are covered by arrangements which specify that all otherwise unvested stock options fully vest upon a “change in control.” Our primary reason for including change in control benefits in compensation packages is to attract and retain the best possible executive talent.

For additional information concerning benefits for named executive officers upon a change in control, see “Employment Agreements” below.

Compensation Mix

The Compensation Committee determines the mix of compensation, both between short and long-term compensation and cash and non-cash compensation, to design compensation structures that we believe are appropriate for each of our named executive officers. We use short-term compensation (base salaries and annual cash bonuses) and long-term compensation (option and restricted stock awards) to encourage long-term growth in stockholder value and to advance our additional objectives discussed above. Although our Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our historical practices with the individual and our view of individual performance and other information we deem relevant. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. As the Company’s growth is recent, we have not reviewed wealth and retirement accumulation as a result of employment with us, and we have only focused on fair compensation for the year in question. The summary compensation table below illustrates the long and short-term and cash and non-cash components of compensation.

Tax and Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of SFAS No. 123(R), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct more than $1,000,000 in a taxable year for certain forms of compensation made to the chief executive officer and other named executive officers listed on the Summary Compensation Table. None of our employees has received annual compensation of $1,000,000 or more. While we believe that all compensation paid to our executives in 2008 was deductible, it is possible that some portion of compensation paid in future years will be non-deductible.

Role of Executive Officers in Executive Compensation

The Compensation Committee determines the compensation payable to each of the named executive officers as well as the compensation of the members of the Board of Directors. In each case, the determination of the Compensation Committee is subject to the ratification of the full Board. Employee directors abstain from any deliberations or votes on their own compensation. The Compensation Committee formulates its recommendation for the compensation paid to each of our named executive officers, other than with respect to compensation payable to our Chief Executive Officer, based upon advice received from our Chief Executive Officer.

COMPENSATION COMMITTEE REPORT

Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Annual Report by reference into any filings with the SEC.

We, the Compensation Committee of the Board of Directors of Metalico, Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company. Based on such review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Bret R. Maxwell, Chairman
Earl B. Cornette
Walter H. Barandiaran

Summary Compensation Table

The following Summary Compensation Table, which should be read in conjunction with the explanations provided above, summarizes compensation information for our named executive officers (our chief executive officer, chief financial officer, and our other two executive officers; we have only four executive officers) for the fiscal year ended December 31, 2008:

				Stock		All Other
		Salary	Bonus(1)	Awards	Option	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(2)	Awards ($)(3)	($)		($)

Carlos E. Agüero	2008	362,250	150,000	96,150	338,926	31,025	(4)	978,351
Chairman, President and Chief	2007	350,000	350,000	—	107,004	30,153	(4)	837,157
Executive Officer	2006	275,572	125,000	—	50,615	23,748	(4)	474,935
Eric W. Finlayson	2008	165,600	30,000	17,628	75,063	19,696	(5)	307,987
Senior Vice President and Chief	2007	160,000	65,000	—	44,665	17,308	(5)	286,973
Financial Officer	2006	137,120	45,000	—	29,161	13,382	(5)	224,663
Michael J. Drury	2008	248,400	75,000	48,075	178,460	18,622	(6)	568,557
Executive Vice President	2007	240,000	150,000	—	78,256	18,061	(6)	486,317
	2006	210,340	70,000	—	43,636	16,152	(6)	340,128
Arnold S. Graber	2008	232,875	40,000	22,435	82,103	25,255	(7)	402,668
Executive Vice President,	2007	225,000	100,000	—	52,391	22,189	(7)	399,580
General Counsel and Secretary	2006	198,450	60,000	—	46,416	14,812	(7)	319,678

(1)	Cash bonuses are included in compensation for the year for which they were earned, even if actually paid or awarded in the subsequent year.

(2)	Amount reflects the expense recognized for financial reporting purposes in accordance with SFAS No. 123(R) of restricted stock as of the date of grant.

(3)	Amount reflects the annual amortized expense, calculated in accordance with SFAS No. 123(R). See Note 15 of “Notes to Financial Statements — Stock-Based Compensation Plans.”

(4)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation for each of the listed years) for the benefit of Mr. Agüero of $16,581, $15,695 and $12,106 and the dollar value of term life insurance premiums paid for the benefit of Mr. Agüero of $1,836, $1,563 and $744 for the years ending December 31, 2008, 2007 and 2006, respectively. Also includes car insurance premiums for additional vehicles of $3,352, $3,639 and $4,134 for the years ending December 31, 2008, 2007 and 2006, respectively.

(5)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation for each of the listed years) for the benefit of Mr. Finlayson of $9,224, $6,889 and $6,667 and the dollar value of term life insurance premiums paid for the benefit of Mr. Finlayson of $725, $672 and $514 for the years ending December 31, 2008, 2007 and 2006, respectively. In 2008, Mr. Finlayson also exercised 10,000 options granted in 2003 at a price of $2.00 per share.

(6)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation for each of the listed years) for the benefit of Mr. Drury of $10,359, $10,013 and $10,452 and the dollar value of term life insurance premiums paid for the benefit of Mr. Drury of $1,451, $1,236 and $591 for the years ending December 31, 2008, 2007 and 2006, respectively. In 2008, Mr. Drury also exercised 20,000 options granted in 2003 at a price of $2.00 per share.

(7)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation for each of the listed years) for the benefit of Mr. Graber of $13,440, $10,440 and $8,804 and the dollar value of term life insurance premiums paid for the benefit of Mr. Graber of $1,124, $1,058 and $860 for the years ending December 31, 2008, 2007 and 2006, respectively. In 2008, Mr. Graber also exercised 15,000 options granted in 2004 at a price of $1.00 per share and 10,000 options granted in 2004 at a price of $3.00 per share.

Grants of Plan-Based Awards

During 2008, we granted awards to our named executive officers pursuant to our 2006 Long-Term Incentive Plan. All grants of stock vest in equal installments over three years on the last day of each March, June, September and December. All of the awarded stock options vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant. Information with respect to each of these awards, including estimates regarding future payouts during the relevant performance period under each of these awards on a grant by grant basis, is set forth in the table below:

					Grant Date Fair
		Stock Awards:	Option Awards:	Exercise or	Value of Stock(1)
		Number of Shares of	Number of Securities	Base Price of	and Option
		Stock or Units	Underlying Options	Option Awards	Awards(2)
Name	Grant Date	(#)	(#)	($/Sh)	($)

Carlos E. Agüero, CEO	January 4, 2008	30,000			$288,450
	July 9, 2008		175,000	$14.02	$1,113,000
Eric W. Finlayson, CFO	January 4, 2008	5,500			$52,883
	July 9, 2008		30,000	$14.02	$190,800
Michael J. Drury	January 4, 2008	15,000			$114,225
	July 9, 2008		80,000	$14.02	$508,800
Arnold S. Graber	January 4, 2008	7,000			$67,305
	July 9, 2008		40,000	$14.02	$254,400

(1)	Amount for stock awards reflects value of shares as of the grant date.

(2)	Amount for option awards reflects the total fair value of stock options in 2008, calculated in accordance with SFAS No. 123(R). See Note 14 of “Notes to Financial Statements — Stock-Based Compensation Plans.”

Narrative Disclosure of Summary Compensation and Grants of Plan-Based Awards

Executive Bonus Plan

Our Board of Directors has approved the Executive Bonus Plan as an incentive compensation plan for our executive officers to be administered by the Board’s Compensation Committee. Each year, the Compensation Committee considers and identifies a series of corporate and individual goals. Each executive officer is allocated a measure of responsibility for particular goals, which may overlap with assigned goals for other officers. Individual incentive awards are based on progress in achieving allocated goals and discretionary evaluations of the eligible employees. Awards included a cash payment under the Bonus Plan and a grant of options to purchase our common stock under the Long-Term Incentive Plans described below.

1997 Long-Term Incentive Plan

We adopted the 1997 Long-Term Incentive Plan (the “1997 Plan”) for the purpose of providing additional performance and retention incentives to officers and employees by facilitating their purchase of a proprietary interest in our common stock. Subject to anti-dilution adjustments for changes in our common stock or corporate structure, the 1997 Plan allowed for a number of shares of our common stock equal to the greater of 525,000 or 10% of the total number of shares of our common stock outstanding to be issued pursuant to awards under the 1997 Plan. The 1997 Plan has expired except insofar as it governs awards already granted and still outstanding under it. Upon the effectiveness of the 2006 Plan (described below), our Board of Directors ceased issuing awards under the 1997 Plan.

The 1997 Plan provided for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, deferred stock awards and other equity-based rights to our officers, consultants and employees as determined by the 1997 Plan administrator from time to time in its discretion. The 1997 Plan is currently administered by the Compensation Committee of our Board of Directors.

Stock options were granted based upon several factors, including seniority, job duties and responsibilities, job performance, and our overall performance. Stock options were typically granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vested at such times as determined by the Compensation Committee in its discretion. In general, stock options vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant. Unless otherwise determined by the Compensation Committee at the time of grant, all outstanding awards under the 1997 Plan will become fully vested upon a change in control.

We receive no monetary consideration for the granting of stock options pursuant to the 1997 Plan. However, we receive the cash exercise price for each option exercised. The exercise of options and payment for the shares received would contribute to our equity.

As of May 10, 2009, approximately 645,623 shares of our common stock have either been issued under the 1997 Plan or are subject to outstanding awards under the 1997 Plan. No other types of award were issued under the 1997 Plan.

2006 Long-Term Incentive Plan

Our 2006 Long-Term Incentive Plan (the “2006 Plan”) became effective May 23, 2006 upon approval by our stockholders at our 2006 Annual Meeting. The purpose of the 2006 Plan is to provide additional performance and retention incentives to officers and employees by facilitating their purchase of a proprietary interest in our common stock. Subject to anti-dilution adjustments for changes in our common stock or corporate structure, 3,784,890 shares of common stock have been reserved for issuance under the 2006 Plan. As of May 10, 2009, options for 1,308,750 shares of our common stock have been granted of which 1,146,123 are outstanding under the 2006 Plan and 168,500 shares of restricted stock have been granted under the 2006 Plan, of which 156,460 shares are outstanding.

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, deferred stock awards and other equity-based rights. Awards under the 2006 Plan may be granted to our officers, consultants and employees as determined by the 2006 Plan administrator from time to time in its discretion. The 2006 Plan is currently administered by the Compensation Committee of our Board of Directors.

Stock options are granted based upon several factors, including seniority, job duties and responsibilities, job performance, and our overall performance. Stock options are typically granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant, and become vested at such times as determined by the Compensation Committee in its discretion. In general, stock options vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant. Unless otherwise determined by the Compensation Committee at the time of grant, all outstanding awards under the 2006 Plan will become fully vested upon a change in control.

We receive no monetary consideration for the granting of stock options pursuant to the 2006 Plan. However, we receive the cash exercise price for each option exercised. The exercise of options and payment for the shares received would contribute to our equity.

Special Considerations for 2008

Owing to the special circumstances of 2008’s global economic downturn, the Compensation Committee revised its procedures for awarding bonuses for that year under the Executive Bonus Plan. Initially the Committee intended to identify personal objectives and levels of achievement (performance targets) on the bases of (i) the consummation and integration of acquisitions and (ii) internal growth via enhanced market penetration and additional capacity resulting from such factors as the efforts of our sales force and capital expenditures on new equipment. The Company made its first-ever awards of restricted stock in the first quarter of 2008 in recognition of contributions to the Company over a period of years. Awards of options under the 2006 Long-Term Incentive Plan were made in July of 2008 on the basis of the Company’s successful acquisitions of certain assets in Texas, Mississippi, Pennsylvania and West Virginia earlier in the year and generally positive performance in the first and second calendar quarters. Inasmuch as the Committee determined that the Company’s successes up to and in the first half of 2008 reflected a team effort by numerous employees, the numbers of restricted shares and options awarded were roughly proportioned to each recipient’s respective compensation and seniority without regard to individually identified achievements.

However, as the effects of the global recession became apparent in the second half of the year, the Compensation Committee reconsidered its previous plans and, in lieu of specific company-wide and individual performance targets, focused on cost savings. By December the Committee determined not to provide salary increases to the named executive officers and limited their respective bonuses to amounts intended to cover their respective tax liabilities incurred from grants of restricted stock and options, in both cases prior to a significant decline in the price of our stock.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The plan provides that each participant may contribute a percentage of his or her pre-tax compensation up to the statutory limit, which was $15,500 for calendar year 2008 and is $16,500 for calendar year 2009. Participants who are age 50 or older can also make “catch-up” contributions, which for calendar year 2008 could be up to an additional $5,000 above the statutory limit and for calendar year 2009 may be up to an additional $5,500 above the statutory limit. Under the 401(k) plan, each participant is fully vested in his or her deferred salary contributions when contributed. Participant contributions are held and invested by the plan’s trustee. The plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. In 2008, we matched 100% of participant contributions up to the first 4% of eligible compensation. For 2009 we determined to match 100% of participant contributions up to the first 2% of eligible compensation until March 15, as of which date we suspended our employer match.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes equity awards granted to our named executive officers that were outstanding at the end of fiscal 2008.

	Option Awards				Stock Awards(1)
						Number	Market
	Number of		Number of			of Shares	Value of
	Securities		Securities			or Units	Shares or
	Underlying		Underlying			of Stock	Units of
	Unexercised		Unexercised	Option	Option	That	Stock That
	Options		Options	Exercise	Expiration	Have Not	Have Not
Name	Unexercisable		Exercisable	Price	Date	Vested (#)	Vested ($)(2)

Carlos E. Agüero, CEO						20,000	$31,000
	29,167		145,833	$14.02	7/9/13
	13,889		86,111	$7.74	7/27/12
	15,555		7,778	$3.03	12/31/10
	54,000		—	$4.90	12/31/09
Eric W. Finlayson, CFO						3,666	$5,683
	5,000		25,000	$14.02	7/9/13
	2,500		15,500	$7.74	7/27/12
	5,903		6,597	$5.50	7/17/11
	6,667		3,333	$3.03	12/31/10
	26,000		—	$4.90	12/31/09
Michael J. Drury						10,000	$15,500
	13,333		66,667	$14.02	7/9/13
	6,944		43,056	$7.74	7/27/12
	7,083		7,917	$5.50	7/17/11
	11,111		5,556	$3.03	12/31/10
	40,000		—	$4.90	12/31/09
	90,000	(3)	—	$0.01	6/1/09
Arnold S. Graber						4,666	$7,233
	6,667		33,333	$14.02	7/9/13
	3,472		21,528	$7.74	7/27/12
	5,903		6,597	$5.50	7/17/11
	6,667		3,333	$3.03	12/31/10
	28,000		—	$4.90	12/31/09
	5,000		—	$3.00	5/2/09

(1)	All grants of stock vest in equal quarterly installments over three years on the last day of each March, June, September and December with final vesting to occur December 31, 2010.

(2)	Value based on the number of unvested shares as of December 31, 2008 at a per share market price of $1.55.

(3)	Granted as warrants by the Board of Directors.

Option Exercises and Stock Vested

The following table shows aggregate exercises of stock options by our named executive officers during the year ended December 31, 2008.

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired	Realized on
	on Exercise	Exercise(1)	on Vesting	Exercise(2)
Name	(#)	($)	(#)	($)

Carlos E. Agüero, CEO	—	—	10,000	86,463
Eric W. Finlayson, CFO	10,000	117,500	1,834	15,851
Michael J. Drury	20,000	235,100	5,000	43,231
Arnold S. Graber	25,000	169,275	2,334	20,175

(1)	Value based on the aggregate difference between the closing market price on the date of exercise and the exercise price.

(2)	Value based on the dollar amount realized upon each quarterly vesting date by multiplying the number of shares of stock vested by the market value of the shares on the vesting date.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2008, other than our 401(k) Plan.

Nonqualified Deferred Compensation

Our named executive officers did not earn any nonqualified compensation benefits from us during the year ended December 31, 2008.

Employment Agreements

We have employment agreements with each of our named executive officers. Each agreement has a three-year term.

The current agreements with Messrs. Agüero, Drury, Graber and Finlayson expire December 31, 2009. The agreements provide for minimum annual compensation and eligibility to receive annual performance bonuses in a combination of cash payments and option grants. Salaries are specified for the first year of the employment term and thereafter increase each year by a percentage equal to the increase in the Consumer Price Index over the previous year, provided that such increases cannot be greater than 7% or less than 3.5%. However, each of our officers waived his respective right to a contractual salary increase for 2008 and, effective February 15, 2009, agreed to a 10% salary reduction for an indefinite period through at least June 30, 2009, in recognition of the impact of the current global recession on the Company’s performance and resources.

The actual amount of the annual bonus is determined based upon the named executive’s performance, our performance and certain performance targets recommended by the Competition Committee under our Executive Bonus Plan and Long-Term Incentive Plans and approved by our Board of Directors. Under their respective agreements we also provide each of Messrs. Agüero and Drury with a $500,000 life insurance policy and each of Messrs. Graber and Finlayson with a $300,000 life insurance policy. Each named executive officer is also furnished with the use of a car.

If the executive’s employment is terminated on account of death or disability, he is entitled to no further compensation or benefits other than those earned through the month in which such termination occurs. If the executive’s employment is terminated by us for “cause” (as defined in the next paragraph) or if the executive terminates his own employment for any reason other than for “good reason” (as defined in the next paragraph), the executive is entitled to no further compensation or benefits other than those earned through the date of termination. If the executive’s employment is terminated by us for any reason other than for cause, death or disability, or if the executive terminates his own employment for good reason, we will provide, as severance benefits, payment of 100%

of the executive’s base salary at the rate in effect on the date of termination, continuation of health and medical benefits for the twelve-month period following such termination, and immediate vesting of any unvested options. Payment of the amount of the executive’s base salary is to be made in a lump sum immediately subsequent to the date of termination in the event of a termination in connection with, upon, or within one year after a “change in control” (as defined in the next paragraph) or a termination by the executive for good reason in connection with, upon, or within one year after a change in control, and in installments in accordance with our payroll policy in effect at the time payment is to be made in the event of any other termination entitling the executive to severance. All unvested options vest upon a change in control regardless of whether a termination occurs.

An executive may be terminated for “cause” if he (a) neglects his duties and such neglect is not discontinued promptly after written notice, (b) is convicted of any felony, (c) fails or refuses to comply with the reasonable written policies of the Company or directives of executive officers that are not inconsistent with his position and such failure is not discontinued promptly after written notice, or (d) materially breaches covenants or undertakings under his employment agreement and such breach is not remedied promptly. “Good reason” under the employment agreements means the occurrence, without the executive’s prior written consent, of any of the following events: (i) a substantial reduction of the executive’s duties, responsibilities, or status as an officer (except temporarily during any period of disability), or the executive being required to report to any person other than the executive to whom he currently reports; (ii) a change in the office or location where the executive is based on the date of his employment agreement of more than thirty (30) miles, which new location is more than sixty (60) miles from the executive’s primary residence; or (iii) a breach by the Company of any material term of the employment agreement. “Change in control” under the employment agreements means the occurrence of: (i) the acquisition at any time by a “person” or “group” (as those terms are used in Sections 13(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or any subsidiary or any benefit plan of the Company or any subsidiary) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 50% or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company; (ii) the termination of service as directors, for any reason other than death or disability, from the Board, during any period of two (2) consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period; (iii) approval by the stockholders of the Company of any merger or consolidation or statutory share exchange as a result of which the common stock of the Company is changed, converted or exchanged (other than a merger or share exchange with a wholly-owned subsidiary of the Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company except for a tax free distribution of any portion of the Company to its stockholders; or (iv) approval by the stockholders of the Company of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange. “Change in control” does not include any reduction in ownership by the Company of a subsidiary of the Company or any other entity designated by the Board in which the Company owns at least a 50% interest (including, but not limited to, partnerships and joint ventures.)

Each agreement contains confidentiality restrictions applicable during and after the period of employment, non-solicitation of employees during the period of employment and for two years following termination, and non-competition and other non-solicitation provisions applicable during the period of employment and, upon payment of an additional sum equal to the executive’s annual base salary for each year, for up to two years following termination of employment.

The following table describes the potential payments to the listed named executive officers upon such executives’ termination without cause under their respective employment agreements. No additional or alternative salary or benefits would be provided upon a change of control.

		Equity
Name	Salary(1)	Acceleration(2)	Benefits(3)

Carlos E. Agüero, CEO	$362,250	$31,000	$17,343
Eric W. Finlayson, CFO	$165,600	$5,683	$17,343
Michael J. Drury	$248,400	$154,100	$17,343
Arnold S. Graber	$232,875	$7,233	$17,343

(1)	Represents one year of base salary as of December 31, 2008.

(2)	Calculated based on a change of control taking place as of December 31, 2008 and assuming a price per share of $1.55, which was the closing price for our stock on December 31, 2008. Represents the full acceleration of unvested restricted stock and stock options held by such named executive officer at that date.

(3)	Represents value of twelve months of continued COBRA health benefits to which each named executive officer is entitled upon termination without cause or for good reason under their respective employment agreements.

DIRECTOR COMPENSATION

Employee directors do not receive additional compensation for their services as directors of the Company. The non-employee members of our Board of Directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board or committee meetings. The following table summarizes compensation that our directors earned during 2008 for services as members of our Board.

	Fees Earned or	Stock		Options	All Other
Name(1)	Paid in Cash	Awards		Awards	Compensation	Total

Earl B. Cornette	$5,000	—		—	—	$5,000
Bret R. Maxwell	—	—		—	—	—
Walter H. Barandiaran	—	—		—	—	—
Paul A. Garrett(2)	$61,000	$17,525	(3)	$34,933	—	$113,458

(1)	Directors Carlos E. Agüero and Michael J. Drury are also executive officers of the Company. They do not receive additional compensation for their services as directors.

(2)	Mr. Garrett was initially elected a director March 16, 2005. As an inducement to join the Board and to chair its Audit Committee, Mr. Garrett was granted options for 10,000 shares of our common stock at an exercise price of $3.50 per share on that date. The options vested in equal monthly installments over a period of two years and expire on March 16, 2010. As further consideration for his services as chairman of our Audit Committee he was granted options for an additional 15,000 shares of our common stock on May 1, 2007 at an exercise price of $6.29. Those options vest in equal monthly installments over a period of three years and expire on May 1, 2012. He was also granted 5,000 shares of restricted stock on March 31, 2008. These shares vest in equal quarterly installments over a period of three years commencing on the date of grant. He was also granted options for an additional 7,500 shares of our common stock on July 9, 2008 at an exercise price of $14.02. Those options vest in equal monthly installments over a period of three years and expire on July 9, 2013.

(3)	Value based on the amount recognized for financial statement reporting purposes for the year ending December 31, 2008 in accordance with FAS 123R.

Mr. Cornette receives a payment of $1,000 per meeting of the Board of Directors attended. Mr. Garrett receives an annual fee of $30,000 for his services as a Director, payable in monthly installments of $2,500, an annual fee of $12,000 for his services as chairman of our Audit Committee, payable in monthly installments of $1,000, and an additional payment of $1,500 for each board meeting attended. Mr. Maxwell and Mr. Barandiaran originally accepted their seats on the Board as the representatives of investment funds that hold stock in the Company and are not compensated for service to us or for memberships on committees of the Board.

Limitation of Liability and Indemnification

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Third Amended and Restated Certificate of Incorporation and bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•	we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We maintain directors’ and officers’ liability insurance to support these indemnity obligations.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

At this time there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee through 2008 and as of May 4, 2009 were Messrs. Maxwell (Committee Chair), Cornette, and Barandiaran. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves as a director or compensation committee member of any entity that has one or more of its executive officers serving as one of our Directors or on our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

We have two stockholder approved equity compensation plan, the 1997 Long Term Incentive Plan and the 2006 Long-Term Incentive Plan described above. Options generally vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant.

The following table provides certain information regarding our equity incentive plans as of December 31, 2008.

Number of
Securities
Remaining
	Number of		Available for
	Securities to	Weighted-	Future
	be Issued	Average	Issuance
	Upon	Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plans
	Options,	Options,	(Excluding
	Warrants	Warrants	Securities
	and	and	Reflected in
Plan Category	Rights	Rights	Column (a))

Equity compensation plans approved by security holders	1,550,009	$9.24	3,642,815
Equity compensation plans not approved by security holders	—		—

Total	1,550,009	$9.24	3,642,815

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting and, as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. Should any other matters arise, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment on such matters in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2010

Stockholder proposals, including Director nominations, intended for inclusion in the Company’s proxy statement for its 2010 annual general meeting (expected to be held on or about June 22, 2010) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be directed to the Secretary, Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, and must have been received on or before January 14, 2010 so that they may be considered by the Company for inclusion in its proxy statement relating to that meeting. Stockholder proposals to be considered at the 2010 meeting and intended for inclusion under the Company’s Bylaws must be directed to the Secretary not earlier than February 23, 2010 and not later than March 25, 2010 and are subject to the requirements set forth in our Bylaws.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of common stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

COPIES OF ANNUAL REPORTS ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including audited financial statements set forth therein but otherwise without exhibits, accompanies this Proxy Statement. Upon the written request of a stockholder, the Company will provide copies of the exhibits to the Form 10-K but a reasonable fee per page will be charged to the requesting stockholder. Such requests should be directed to Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, Attention: Secretary. The exhibits are also available as attachments to our online EDGAR filings with the SEC, which are accessible through our website, www.metalico.com.

BY ORDER OF THE BOARD OF DIRECTORS

Arnold S. Graber
Executive Vice President,
General Counsel and Secretary

Cranford, New Jersey
May 14, 2009

APPENDIX A

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of April 23, 2009, by and among Metalico, Inc., a Delaware corporation with headquarters located at 186 North Avenue East, Cranford, New Jersey 07016 (the “Company”), and           (the “Investor”).

WHEREAS:

A. The Company, the Investor and certain other investors (the “Original Investors”, and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of April 23, 2008 (the “Securities Purchase Agreement”), pursuant to which the Investors purchased from the Company 7.0% Senior Convertible Notes due 2028 (the “Notes”), which are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) on the First Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 4(a) and 5(a) below, the Company and the Investor shall exchange (the “First Exchange”) a portion of the aggregate principal amount of the Investor’s Notes, which indicated portion of principal amount is set forth opposite the Investor’s name in column (3) of the Schedule of Investors attached hereto (this principal amount, together with any increase pursuant to Section 1(d) below, the “First Initial Exchanged Note Amount”) for such number of shares of Common Stock as is set forth opposite the Investor’s name in column (4) of the Schedule of Investors attached hereto (this number, as increased pursuant to Section 1(d) below, the “First Initial Exchanged Common Shares” and together with all First True Up Common Shares (as defined below), the “First Exchanged Common Shares”) and (ii) on the Second Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 4(b) and 5(b) below, the Company and the Investor shall exchange (the “Second Exchange” and together with the First Exchange, each an “Exchange”) a portion of the aggregate principal amount of the Investor’s Notes, which indicated portion of principal amount is set forth opposite the Investor’s name in column (3) of the Schedule of Investors attached hereto (this principal amount, together with any increase pursuant to Section 1(d) below, the “Second Initial Exchanged Note Amount” and together with the First Initial Exchanged Note Amount, the “Initial Exchanged Note Amount”) for such number of shares of Common Stock equal to (A) the quotient calculated by dividing (1) 58% of the Second Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the notes) of the Common Stock on each of the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding the Second Closing Date (this number, as increased pursuant to Section 1(d) below, the “Second Initial Exchanged Common Shares” and together with the First Initial Exchanged Common Shares, the “Initial Exchanged Common Shares” and the Second Initial Exchanged Common Shares together with all Second True Up Common Shares (as defined below), the “Second Exchanged Common Shares”). The First Exchanged Common Shares and the Second Exchanged Common Shares collectively are referred to herein as the “Exchanged Common Shares”.

C. The exchange of any of the Notes of the Investor for the Exchanged Common Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

D. Concurrently herewith certain of the Original Investors (the “Other Investors”) are also entering into agreements (the “Other Agreements”) identical to this Agreement (other than proportional changes (the “Proportionate Changes”) in the numbers reflecting the different principal amount of the Investor’s Notes being exchanged pursuant thereto) with the Company and surrendering such aggregate principal of its Notes (which aggregate principal amount, together with the Initial Exchanged Note Amount, assuming both Closings (as defined below) occur, equals $10,000,000 in aggregate principal amount of the Notes) for shares of Common Stock.

E. The Exchanged Common Shares collectively are referred to herein as the “Securities”.

F. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1. EXCHANGE OF PORTION OF NOTES AND ISSUANCE OF EXCHANGED COMMON SHARES.

(a) Exchange.

(i) First Exchange.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 4(a) and 5(a) below, at the First Closing, the principal amount of the Investor’s Notes shall be reduced by the First Initial Exchanged Note Amount of its Notes and the Company shall (i) issue and deliver to the Investor such number of First Initial Exchanged Common Shares as is set forth opposite the Investor’s name in column (4) of the Schedule of Investors attached hereto by causing The Depository Trust Company (“DTC”) to credit the applicable First Initial Exchanged Common Shares to the account of [     ], broker to the Investor (the “Investor Broker”), through the facilities of DTC and (ii) deliver to the Investor cash representing all accrued but unpaid interest in respect of the First Initial Exchanged Note Amount of the Investor’s Notes by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to Closing, the amount of such interest is as set forth opposite the Investor’s name in column (5) of the Schedule of Investors attached hereto (the “First Cash Interest Amount”).

(ii) Second Exchange.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 4(b) and 5(b) below, at the Second Closing, the principal amount of the Investor’s Notes shall be reduced by the Second Initial Exchanged Note Amount of its Notes and the Company shall (i) issue and deliver to the Investor the number of Second Initial Exchanged Common Shares by causing DTC to credit the Second Initial Exchanged Common Shares to the account of the Investor Broker, through the facilities of DTC and (ii) deliver to the Investor cash representing all accrued but unpaid interest in respect of the Second Initial Exchanged Note Amount of the Investor’s Notes by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to the Second Closing (the “Second Cash Interest Amount” and together with the First Cash Interest Amount, the “Cash Interest Amount”).

(b) First Closing Date.  The date and time of the closing of the First Exchange (the “First Closing”) shall be 10:00 a.m., New York Time, on April 24, 2009 (the “First Closing Date”), subject to notification of satisfaction (or waiver) of the conditions to the First Closing set forth in Sections 4(a) and 5(a) below (or such earlier or later date and time as is mutually agreed to by the Company and the Investor). The First Closing shall occur on the First Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Second Closing Date.  The date and time of the closing of the Second Exchange (the “Second Closing” and together with the First Closing, each a “Closing”) shall be 10:00 a.m., New York Time, on the fifth (5th) Trading Day immediately following the First Final True Up Date (the “Second Closing Date” and together with the First Closing Date, each a “Closing Date”), subject to notification of satisfaction (or waiver) of the conditions to the Second Closing set forth in Sections 4(b) and 5(b) below (or such earlier or later date and time as is mutually agreed to by the Company and the Investor). The Second Closing shall occur on the Second Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(d) Undersubscription Amounts.  If one or more of the Other Investors does not consummate its exchange of the maximum amount of its Notes that can be exchanged (which shall be in proportion to the amount exchangeable by the Investor) at any Closing (the amount of any such shortfall, the “Undersubscription Amount”), then the Investor, if it has not failed to consummate its exchange, shall have the option, by delivering written notice to the Company no later than two (2) Trading Days after each Closing Date, to increase its applicable Initial Exchanged Note Amount by that portion of the Undersubscription Amount as the applicable Initial Exchanged Note Amount bears to the total of the maximum amount of Notes that can be exchanged by all Investors taken together at such Closing. If one or more Other Investors does not elect to increase its applicable Initial Exchange Note Amount by the full amount of its proportionate Undersubscription Amount, the Investor and each Other Investor that did elect to exchange the full amount of its proportionate Undersubscription Amount shall have the opportunity to further increase its proportionate Undersubscription Amount by delivering written notice to the Company within one

(1) Business Day of being so informed by the Company (which information the Company is required to provide promptly). Such process shall be repeated until all Investors shall have had an opportunity to subscribe for any remaining Undersubscription Amount. Any increase in an Initial Exchanged Note Amount of the Investor shall also result in a proportional increase in the number of Initial Exchanged Common Shares. Each closing with respect to any Undersubscription Amount shall occur five (5) Trading Days after the applicable Closing in accordance with the procedures contemplated hereby with respect to the applicable Closing, but for purposes of the Section 2(m) hereof, such closing with respect to the Undersubscription Amount shall be deemed to have occurred on applicable Closing Date.

2. REPRESENTATIONS; WARRANTIES AND COVENANTS

(a) Investor Representations.  (i) The Investor hereby represents and warrants to the Company as to the Exchanged Common Shares, as set forth in Section 2(h)-(i) of the Securities Purchase Agreement as if (A) such representations and warranties were made as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and set forth in their entirety in this Agreement and (B) such representations and warranties with respect to the transactions thereunder and the securities issued thereby shall be deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, and in addition, with respect thereto, all references to “this Agreement” shall be deemed for purposes of this Agreement to be references to this Agreement.

(ii) The Investor hereby represents and warrants to the Company that (A) such Investor has good and valid title to the Notes representing the Initial Exchanged Note Amount shown on the Schedule of Investors, free and clear of all Liens (as defined in the Note) and (B) that the Investor has held the Notes since the Closing Date (as defined in the Securities Purchase Agreement). The delivery to the Company of the Initial Exchanged Note Amount of the Notes in accordance with the terms of this Agreement will transfer to the Company ownership of such portion of the Notes free and clear of all Liens.

(b) Company Representations.  The Company represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement (other than with respect to clauses (i) and (ee) of Section 3, which shall not be deemed to be representations and warranties under this Agreement) as if such representations and warranties were made as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date, and except as set forth in a Disclosure Schedule attached hereto) and set forth in their entirety in this Agreement; provided, however, that (i) with respect to Section 3(l) of the Securities Purchase Agreement, the references to “December 31, 2007” shall be deemed for purposes of this Agreement to be references to “December 31, 2008” and (ii) in Section 3(ii) of the Securities Purchase Agreement, the words “of the Securities Purchase Agreement and Section 2(l) of this Agreement” shall be deemed for purposes of this Agreement to have been inserted immediately following the words “Except as set forth in Section 2(k)”. The representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, and in addition (i) all references to “this Agreement” shall be deemed references to this Agreement; (ii) all references therein to “Closing Date” shall be deemed references to each Closing Date as defined in Section 1(c) above, (iii) all references to the issuance of “Notes” shall be deemed references to the issuances of the Exchanged Common Shares, (iv) all references to the “Conversion Shares” shall be deemed references to the Exchanged Common Shares, (v) all references to “The American Stock Exchange” shall be deemed references to “the NYSE Amex”, (vi) all references to “the date hereof” shall be deemed references to the date of this Agreement; (vii) all references to “Transaction Documents” shall be deemed references to this Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder, (viii) all reference to the “Securities” shall be deemed references to the Securities as defined in this Agreement, (ix) with respect to Section 3(nn), the representation shall only apply from and after April 3, 2009, (x) with respect to Section 3(a), the definition of Subsidiaries shall exclude Beacon Energy Holdings, Inc. and its subsidiaries, and (xi) all references to Placement Agent and Registration Rights Agreement in any such representations and warranties shall be deemed deleted.

(c) No Event of Default.  The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement and the Other Agreements, no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.

(d) No Additional Agreements.  The Company represents and warrants to the Investor that, except for the Other Agreements, the terms of which (other than the Proportionate Changes) are identical to the terms of this Agreement, the Company does not have any agreement or understanding with any Person with respect to any amendment, exchange, settlement or waiver relating to the terms of, the conditions and transactions contemplated by or the securities issued under the Transaction Documents (as defined in the Securities Purchase Agreement) or the Transaction Documents (as defined herein).

(e) [Intentially Omitted]

(f) Holding Period.  Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2(j), for the purposes of Rule 144(d), the Company acknowledges that the holding period of the Exchanged Common Shares may be tacked onto the holding period of the Notes and the Company agrees not to take a position contrary to this Section 2(f). Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2(j), the Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any reasonably necessary legal opinions, necessary to issue Exchanged Common Shares that are freely tradable on an Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Investor.

(g) Listing.  The Company shall promptly secure the listing of all of (i) the Exchanged Common Shares and (ii) any capital stock of the Company issued or issuable with respect to the Exchanged Common Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Listed Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market or an Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2(g).

(h) Reporting Status.  Until the earlier of (i) the date on which the Investor has sold all the Exchanged Common Shares and (ii) the date on which the Investors may sell all of the Exchanged Common Shares without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(i) No Integration Actions.  None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Investor or require equityholder approval under the rules and regulations of the Principal Market and the Company will take all action that is reasonably appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

(j) Beneficial Ownership.  The Investor hereby represents and warrants to the Company that it, together with its affiliates, (i) immediately after giving effect to each Exchange, the issuance of the applicable Exchanged Common Shares and, to the extent True Up Common Shares are required to be delivered to the Investor pursuant to Section 2(m) hereof, the issuance of such True Up Common Shares, will not beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding, and (ii) has not and will not have beneficially owned in excess of 9.99% of the number of shares of Common Stock outstanding at any time during the ninety (90) day period ending on (x) the date of hereof, (y) the date of any Exchange and (z) to the extent True Up Common Shares are required to be delivered to the Investor pursuant to Section 2(m) hereof, the scheduled delivery date of such True Up Common Shares. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.

(k) Excluded Securities.  The Investor hereby acknowledges and agrees that the issuance of the Initial Exchanged Common Shares pursuant to each Exchange and the issuance of any other Securities contemplated by this Agreement, including True Up Common Shares, shall be deemed to be “Excluded Securities” (i) as referenced in Section 4(p) of the Securities Purchase Agreement and (ii) as defined in the Notes.

(l) Limitations on Trading.  The Investor hereby covenants and agrees that from the date hereof until the earliest of (A) 4:00 p.m. on the twenty-fifth (25th) Trading Day immediately following the Second Closing Date, (B) the termination of this Agreement and (C) the failure of the Second Closing to occur on or prior to the thirty-first (31st) Trading Day immediately following the First Closing Date, the Investor shall not, on any Trading Day, sell shares of Common Stock on the Company’s principal market that constitute more than 15% of the daily trading volume of the Common Stock on such Trading Day, as reported on Bloomberg.

(m) True Up.  (i) On the eleventh (11th) Trading Day immediately following the First Closing Date (the “First Initial True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “First Initial True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the First Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date, less (B) the number of First Initial Exchanged Common Shares previously delivered to the Investor.

(ii) On the twenty-sixth (26th) Trading Day immediately following the First Closing Date (the “First Final True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “First Final True Up Common Shares” and together with the First Initial True Up Common Shares, the “First True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the First Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date, less (B) the sum of the number of (1) First Initial Exchanged Common Shares, and (2) First Initial True Up Common Shares, if any, previously delivered to the Investor.

(iii) On the eleventh (11th) Trading Day immediately following the Second Closing Date (the “Second Initial True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “Second Initial True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the Second Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date, less (B) the number of Second Initial Exchanged Common Shares previously delivered to the Investor.

(iv) On the twenty-sixth (26th) Trading Day immediately following the Second Closing Date (the “Second Final True Up Date” and together with the First Final True Up Date, each a “Final True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “Second Final True Up Common Shares” and together with the Second Initial True Up Common Shares, the “Second True Up Common Shares” and the Second True Up Common Shares together with the First True Up Common Shares, the “True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the Second Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date, less (B) the sum of the number of

(1) Second Initial Exchanged Common Shares and (2) Second Initial True Up Common Shares, if any, previously delivered to the Investor.

(v) Notwithstanding the foregoing, the Company shall not effect the delivery of any True Up Common Shares, and the Investor shall not have the right to receive any True Up Common Shares, to the extent that after giving effect to such delivery, the Investor (together with the Investor’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such delivery. In such event, such excess shares of Common Stock shall be forfeited by the Investor and the Company shall have no obligation to issue such excess number of True Up Common Shares. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Investor, the Company shall within one (1) Business Day confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Investor since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(vi) Notwithstanding the foregoing, the Company shall not be obligated to issue any True Up Common Shares if the issuance of such True Up Common Shares, when added together with the any Exchanged Common Shares issued to all Investors, would exceed the aggregate number of shares of Common Stock which the Company may issue hereunder without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the Stockholder Approval (as defined below) or a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor and the Principal Market (or such other Eligible Market on which the Common Stock may then be listed). Until such Stockholder Approval or written opinion is obtained, neither the Investor nor any Other Investor shall be issued in the aggregate, a number of Initial Exchanged Common Shares and True Up Common Shares in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of the Notes being exchanged by the Investor on the applicable Closing Date and the denominator of which is the aggregate principal amount of all Notes being exchanged by all Investors on such Closing Date. If the Company obtains such Stockholder Approval or such written opinion at any time after the applicable Final True Up Date, the Company shall deliver True Up Common Shares that weren’t delivered because of the Exchange Cap to the Investor no later than three (3) Trading Days immediately following the date of such Stockholder Approval or the date of such written opinion, as applicable.

(vii) If the aggregate number of First Exchanged Common Shares issued to the Investor pursuant to the terms of this Agreement exceeds the number of shares of Common Stock determined by dividing (A) 60% of the First Initial Exchanged Note Amount by (B) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date (such excess number of shares, the “First Extra True Up Common Shares”), then (x) immediately after the delivery of the First Final True-Up Common Shares, the outstanding principal amount of the Investor’s Notes shall be reduced by an amount (the “First Extra True-Up Amount”) equal to the product of (1) the number of First Extra True Up Common Shares and (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date and (y) on the third Trading Day after the First Final

True Up Date, the Company shall deliver to the Investor cash representing all accrued but unpaid interest in respect of the First Extra True-Up Amount of the Notes by wire transfer of immediately available funds in accordance with wire instructions previously delivered to the Company.

(viii) If the aggregate number of Second Exchanged Common Shares issued to the Investor pursuant to the terms of this Agreement exceeds the number of shares of Common Stock determined by dividing (A) 60% of the Second Initial Exchanged Note Amount by (B) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date (such excess number of shares, the “Second Extra True Up Common Shares”, and together with the First Extra True Up Common Shares, the “Extra True Up Common Shares”), then (x) immediately after the delivery of the Second Final True-Up Common Shares, the outstanding principal amount of the Investor’s Notes shall be reduced by an amount (the “Second Extra True-Up Amount” and together with the First Extra True Up Amount, the “Extra True Up Amount”) equal to the product of (1) the number of Second Extra True Up Common Shares and (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date and (y) on the third Trading Day after the Second Final True Up Date, the Company shall deliver to the Investor cash representing all accrued but unpaid interest in respect of the Second Extra True-Up Amount of the Notes by wire transfer of immediately available funds in accordance with wire instructions previously delivered to the Company.

(n) Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(o) Annual and Quarterly Reports.  The Company is not required to file an annual report on Form 10-K prior to March 16, 2010 and is not required to file a quarterly report on Form 10-Q prior to May 11, 2009.

(p) Stockholder Approval.  The Company shall provide each stockholder entitled to vote at the next annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called and held no later than July 31, 2009 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the proposal (the “Proposal”) providing for the issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”) and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Proposal and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Proposal. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional special meeting of stockholders to be held each calendar quarter thereafter until Stockholder Approval is obtained; provided, that the Company shall not be required to cause more than two additional special meetings of stockholders to be held pursuant to this provision. In the event (i) the Stockholder Approval is not obtained at the Stockholder Meeting or at either of the two additional special meetings and (ii) this Section 2(p) has not been breached, directly or indirectly, by the Board of Directors of the Company acting in bad faith, the Company or any other agent or employee of the Company, the Company shall have (x) no further obligation to issue any shares of Common Stock in excess of the Exchange Cap, (y) no obligation to call any additional special meetings to obtain the Stockholder Approval and (z) no liability to the Investor for failing to obtain such Stockholder Approval.

(q) Additional Disclosure Schedules.  The parties hereby agree that no later than two (2) Business Days prior to the Second Closing Date the Company may deliver to the Investor an updated Disclosure Schedule (the “Additional Disclosure Schedule”) to the representations and warranties of the Company set forth in this Agreement, which (i) shall solely apply to the Second Closing in accordance with Section 5(b)(v) below, (ii) shall be in form (without regard to the substance of the disclosures contained therein) reasonably satisfactory to the Investor and (iii) shall not contain any disclosure of any events or occurrences that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

3. FEES AND EXPENSES

Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

(a) First Closing.  The obligations of the Company to the Investor hereunder at the First Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed this Agreement and delivered the same to the Company.

(ii) The representations and warranties of the Investor in Section 2 hereof shall be true and correct as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(iii) Each party to the Securities Purchase Agreement and each holder of Notes shall have made an acknowledgement and agreement substantially similar to the acknowledgement and agreement made by the Investor in Section 2(k) hereto.

(b) Second Closing.  The obligations of the Company to the Investor hereunder at the Second Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The representations and warranties of the Investor in Section 2(a)(ii) and Section 2(j) hereof shall be true and correct as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(ii) No default or event of default under any of the Company’s credit facilities shall exist nor shall the transactions contemplated hereby cause such a default or event of default to occur.

(iii) Each of (i) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) Trading Days immediately preceding the Second Closing Date and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the Second Closing Date, shall have been at or above $1.50.

5. CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER.

(a) First Closing.  The obligations of the Investor hereunder at the First Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered this Agreement to the Investor.

(ii) The First Initial Exchanged Common Shares shall have been deposited to the balance account of the Investor Broker at the Depository Trust Company in accordance with the instructions delivered by the Investor to the Company on or prior to the First Closing Date.

(iii) The Company shall have delivered to the Investor the First Cash Interest Amount by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to the First Closing.

(iv) The Investor shall have received the opinions of (i) the Company’s General Counsel and (ii) Lowenstein Sandler PC, the Company’s outside counsel, each dated as of the First Closing Date, in substantially the form of Exhibit A-1 and Exhibit A-2 attached hereto.

(v) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the First Closing Date, as to (i) the resolutions consistent with Section 3(b) of the Securities Purchase Agreement, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the First Closing, in the form attached hereto as Exhibit B.

(vi) The representations and warranties of the Company set forth herein shall be true and correct in all respects as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the First Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(vii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(viii) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the First Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as set forth in the Company’s filings with the SEC, shall suspension by the SEC or the Principal Market have been threatened, as of the First Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(ix) Each party to the Securities Purchase Agreement and each holder of Notes shall have made an acknowledgement and agreement substantially similar to the acknowledgement and agreement made by the Investor in Section 2(k) hereto.

(x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Second Closing.  The obligations of the Investor hereunder at the Second Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Second Initial Exchanged Common Shares shall have been deposited to the balance account of the Investor Broker at the Depository Trust Company in accordance with the instructions delivered by the Investor to the Company on or prior to the Second Closing Date.

(ii) The Company shall have delivered to the Investor the Second Cash Interest Amount by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to the Second Closing.

(iii) The Investor shall have received the opinions of (i) the Company’s General Counsel and (ii) Lowenstein Sandler PC, the Company’s outside counsel, each dated as of the Second Closing Date, in substantially the form of Exhibit A-1 and Exhibit A-2 attached hereto.

(iv) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Second Closing Date, as to (i) the resolutions consistent with Section 3(b) of the Securities Purchase Agreement, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Second Closing, in the form attached hereto as Exhibit B.

(v) The representations and warranties of the Company set forth herein (except as set forth in the Disclosure Schedule delivered to the Investor in connection with the First Closing or any Additional Disclosure Schedule delivered to the Investor pursuant to Section 3(q) above) shall be true and correct in all respects as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(vi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(vii) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Second Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as set forth in the Company’s filings with the SEC, shall suspension by the SEC or the Principal Market have been threatened, as of the Second Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(viii) No default or event of default under any of the Company’s credit facilities shall exist nor shall the transactions contemplated hereby shall cause such a default or event of default to occur.

(ix) Each of (i) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) Trading Days immediately preceding the Second Closing Date and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the Second Closing Date, shall have been at or above $1.50

(x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

6. MISCELLANEOUS.

(a) Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the execution of this Agreement (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the material Transaction Documents that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the Other Agreements) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing with the SEC without the express written consent of the Investor. Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

(b) Blue Sky.  If required, the Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to such Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each such Closing Date.

(c) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Closing Sets.  As soon as is reasonably practicable after each Closing Date, the Company agrees to deliver, or cause to be delivered, to the Investor and Schulte Roth & Zabel LLP executed copies of this Agreement and any other document required to be delivered to any party pursuant to Section 6 hereof or pursuant to any Other Agreement.

(e) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(f) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(g) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(l) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Metalico, Inc.
186 North Avenue East
Cranford, NJ 07016
Telephone:     (908) 497-9610
Facsimile:      (908) 497-1097

Attention:	Arnold S. Graber
Executive Vice President and General Counsel

with a copy (for informational purposes only) to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone:     (973) 597-2476
Facsimile:      (973) 597-2477
Attention:      Steven M. Skolnick, Esq.

If to the Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to the Investor’s representatives as set forth on the Schedule of Investors with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:     (212) 756-2000
Facsimile:      (212) 593-5955
Attention:      Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(m) Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Survival.  The representations and warranties of the Company and the Investor contained in Section 2 and the agreements and covenants set forth in Sections 2 and 6 shall survive each Closing and delivery and conversion of the Securities, as applicable.

(o) Indemnification.  In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 6(o) shall be the same as those set forth in Section 6 of the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

(p) Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(q) Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and any other Transaction Document. The Company and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

Metalico, Inc.

By:
Name:

Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:

[          ]

By:
Name:

Title:

SCHEDULE OF INVESTORS

(1)	(2)	(3)	(4)	(5)	(6)
Initial
Exchanged
		Note	Aggregate
		Amount To	Number of
		Be	First Initial
		Exchanged	Exchanged	First Cash	Legal Representative’s
	Address and	At Each	Common	Interest	Address and Facsimile
Investor	Facsimile Number	Closing	Shares	Amount	Number

TOTAL		$5,000,000		$

METALICO, INC. 186 NORTH AVENUE EAST CRANFORD, NJ 07016
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M14977-P81277	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METALICO, INC.
The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Carlos E. Agüero	☐	☐	☐

	1b.	Michael J. Drury	☐	☐	☐			For	Against	Abstain

	1c.	Earl B. Cornette	☐	☐	☐	3.
Proposal to approve, for purposes of Section 713 of the NYSE Amex Company Guide, the issuance of shares of the Company’s common stock on terms and conditions described in the Proxy Statement to be delivered in exchange for debt of the Company.
								☐	☐	☐

	1d.	Bret R. Maxwell	☐	☐	☐

	1e.	Walter H. Barandiaran	☐	☐	☐	4.	Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

	1f.	Paul A. Garrett	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s) :			For	Against	Abstain

2.	Proposal to ratify the appointment of J.H. Cohn LLP by the Company’s Audit Committee as the Company’s independent auditors for the fiscal year ending December 31, 2009.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

     YOUR VOTE IS IMPORTANT.
PLEASE REVIEW THE 2009 PROXY STATEMENT AND ACCOMPANYING MATERIALS AND VOTE TODAY.
YOU CAN VOTE BY MAIL, TELEPHONE OR INTERNET.
Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the Annual Meeting of Stockholders of Metalico, Inc., including the 2008 Annual Report and the Notice and Proxy Statement, are available over the Internet. To view the proxy materials, please visit www.proxyvote.com and follow the instructions.

M14978-P81277

METALICO, INC.
This proxy is solicited
by the Board of Directors
Annual Meeting of Stockholders
June 23, 2009 9:30 AM
        The stockholder(s) hereby appoint(s) David J. DelBianco and Katherine B. Mikel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CommonStock of METALICO, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 am, EDT on June 23, 2009, at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, and any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side